
                                                                     EXHIBIT 4.1

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                           SEQUOIA HELOC TRUST 2004-1

                            HELOC Asset Backed Notes

                                    INDENTURE

                            Dated as of June 1, 2004

                             WELLS FARGO BANK, N.A.
                                Indenture Trustee

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                                TABLE OF CONTENTS

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
ARTICLE I Definitions and Incorporation by Reference..........................................................      2

   SECTION 1.1.    Definitions................................................................................      2
   SECTION 1.2.    Incorporation by Reference of the Trust Indenture Act......................................      2
   SECTION 1.3.    Rules of Construction......................................................................      3
   SECTION 1.4.    Action by or Consent of Noteholders and Residual Certificateholders........................      3
   SECTION 1.5.    Conflict with TIA..........................................................................      3

ARTICLE II The Notes..........................................................................................      4

   SECTION 2.1.    Form.......................................................................................      4
   SECTION 2.2.    Execution, Authentication and Delivery.....................................................      4
   SECTION 2.3.    Registration; Registration of Transfer and Exchange........................................      5
   SECTION 2.4.    Mutilated, Destroyed, Lost or Stolen Notes.................................................      6
   SECTION 2.5.    Persons Deemed Owners......................................................................      7
   SECTION 2.6.    Payment of Principal and Interest; Defaulted Interest......................................      7
   SECTION 2.7.    Cancellation...............................................................................      8
   SECTION 2.8.    Release of Collateral......................................................................      8
   SECTION 2.9.    Book-Entry Notes...........................................................................      8
   SECTION 2.10.   Notices to Clearing Agency.................................................................      9
   SECTION 2.11.   Definitive Notes...........................................................................      9

ARTICLE III Covenants; Representations and Warranties of the Issuer...........................................     10

   SECTION 3.1.    Payment of Principal and Interest..........................................................     10
   SECTION 3.2.    Maintenance of Office or Agency............................................................     10
   SECTION 3.3.    Money for Payments to be Held in Trust.....................................................     10
   SECTION 3.4.    Existence..................................................................................     12
   SECTION 3.5.    Protection of Collateral...................................................................     12
   SECTION 3.6.    Opinions as to Collateral..................................................................     12
   SECTION 3.7.    Performance of Obligations; Servicing of Mortgage Loans....................................     13
   SECTION 3.8.    Negative Covenants.........................................................................     14
   SECTION 3.9.    Annual Statement as to Compliance..........................................................     15
   SECTION 3.10.   Issuer May Not Consolidate or Transfer Assets..............................................     15
   SECTION 3.11.   No Other Business..........................................................................     15
   SECTION 3.12.   No Borrowing...............................................................................     15
   SECTION 3.13.   Servicer's Obligations.....................................................................     15
   SECTION 3.14.   Guarantees, Loans, Advances and Other Liabilities..........................................     15
   SECTION 3.15.   Capital Expenditures.......................................................................     16
   SECTION 3.16.   Compliance with Laws.......................................................................     16
   SECTION 3.17.   Restricted Payments........................................................................     16
   SECTION 3.18.   Notice of Rapid Amortization Events and Events of Servicing Termination....................     16
   SECTION 3.19.   Further Instruments and Acts...............................................................     16

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
   SECTION 3.20.   Amendments of Sale and Servicing Agreement and Trust Agreement.............................     16
   SECTION 3.21.   Income Tax Characterization................................................................     16
   SECTION 3.22.   Representations and Warranties of the Issuer Regarding the Lien of this Indenture..........     17

ARTICLE IV Satisfaction and Discharge.........................................................................     17

   SECTION 4.1.    Satisfaction and Discharge of Indenture....................................................     17
   SECTION 4.2.    Application of Trust Money.................................................................     18
   SECTION 4.3.    Repayment of Monies Held by Note Paying Agent..............................................     19

ARTICLE V Remedies............................................................................................     19

   SECTION 5.1.    Remedies...................................................................................     19
   SECTION 5.2.    Limitation of Suits........................................................................     19
   SECTION 5.3.    Unconditional Rights of Noteholders To Receive Principal and Interest......................     20
   SECTION 5.4.    Restoration of Rights and Remedies.........................................................     20
   SECTION 5.5.    Rights and Remedies Cumulative.............................................................     20
   SECTION 5.6.    Delay or Omission Not a Waiver.............................................................     20
   SECTION 5.7.    Control by Insurer and Noteholders.........................................................     20
   SECTION 5.8.    Undertaking for Costs......................................................................     21
   SECTION 5.9.    Waiver of Stay or Extension Laws...........................................................     21
   SECTION 5.10.   Action on Notes............................................................................     21
   SECTION 5.11.   Performance and Enforcement of Certain Obligations.........................................     21
   SECTION 5.12.   Subrogation................................................................................     22
   SECTION 5.13.   Preference Claims..........................................................................     22
   SECTION 5.14.   Noteholder Rights..........................................................................     23
   SECTION 5.15.   Insurer's Rights Regarding Actions, Proceedings or Investigations..........................     23

ARTICLE VI The Indenture Trustee..............................................................................     25

   SECTION 6.1.    Duties of Indenture Trustee................................................................     25
   SECTION 6.2.    Rights of Indenture Trustee................................................................     27
   SECTION 6.3.    Individual Rights of Indenture Trustee.....................................................     28
   SECTION 6.4.    Indenture Trustee's Disclaimer.............................................................     28
   SECTION 6.5.    Notice of Rapid Amortization Events and Events of Servicing Termination....................     28
   SECTION 6.6.    Reports by Indenture Trustee to Holders....................................................     28
   SECTION 6.7.    Compensation and Indemnity.................................................................     29
   SECTION 6.8.    Replacement of Indenture Trustee...........................................................     30
   SECTION 6.9.    Successor Indenture Trustee by Merger......................................................     32
   SECTION 6.10.   Appointment of Co-Indenture Trustee or Separate Indenture Trustee..........................     32
   SECTION 6.11.   Eligibility; Disqualification..............................................................     33
   SECTION 6.12.   Preferential Collection of Claims Against Issuer...........................................     33
   SECTION 6.13.   Appointment and Powers.....................................................................     34

                                       ii

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
   SECTION 6.14.   Performance of Duties......................................................................     34
   SECTION 6.15.   Limitation on Liability....................................................................     34
   SECTION 6.16.   Reliance Upon Documents....................................................................     34
   SECTION 6.17.   Representations and Warranties of the Indenture Trustee....................................     34
   SECTION 6.18.   Waiver of Setoff...........................................................................     35
   SECTION 6.19.   Control by the Controlling Party...........................................................     35
   SECTION 6.20.   Indenture Trustee May Enforce Claims Without Possession of Notes...........................     35
   SECTION 6.21.   Suits for Enforcement......................................................................     35
   SECTION 6.22.   Mortgagor Claims...........................................................................     35
   SECTION 6.23.   Certain Other Duties.......................................................................     36

ARTICLE VII Noteholders' Lists and Reports....................................................................     36

   SECTION 7.1.    Issuer To Furnish To Indenture Trustee Names and Addresses of Noteholders..................     36
   SECTION 7.2.    Preservation of Information; Communications to Noteholders.................................     37
   SECTION 7.3.    Reports by Issuer..........................................................................     37
   SECTION 7.4.    Reports by Indenture Trustee...............................................................     38

ARTICLE VIII Payments and Statements to Noteholders and Residual Noteholders; Accounts, Disbursements
                      and Releases............................................................................     38

   SECTION 8.1.    Collection of Money........................................................................     38
   SECTION 8.2.    Release of Collateral......................................................................     38
   SECTION 8.3.    Establishment of Distribution Account......................................................     39
   SECTION 8.4.    The Policy.................................................................................     40
   SECTION 8.5.    [Reserved].................................................................................     41
   SECTION 8.6.    [Reserved].................................................................................     41
   SECTION 8.7.    Priority of Distributions..................................................................     41
   SECTION 8.8.    Statements to Noteholders..................................................................     42
   SECTION 8.9.    Indenture Trustee Annual Certification.....................................................     44
   SECTION 8.10.   Rights of Noteholders and Residual Certificateholders......................................     45
   SECTION 8.11.   Opinion of Counsel.........................................................................     45

ARTICLE IX Supplemental Indentures............................................................................     45

   SECTION 9.1.    Supplemental Indentures Without Consent of Noteholders.....................................     45
   SECTION 9.2.    Supplemental Indentures with Consent of Noteholders........................................     46
   SECTION 9.3.    Execution of Supplemental Indentures.......................................................     48
   SECTION 9.4.    Effect of Supplemental Indenture...........................................................     48
   SECTION 9.5.    Reference in Notes to Conformity With Trust Indenture Act..................................     48
   SECTION 9.6.    Reference in Notes to Supplemental Indentures..............................................     48

ARTICLE X Redemption of Notes.................................................................................     49

   SECTION 10.1.   Redemption; Repurchase.....................................................................     49
   SECTION 10.2.   Surrender of Notes.........................................................................     49
   SECTION 10.3.   Redemption Notice..........................................................................     50

                                       iii

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
   SECTION 10.4.   Notes Payable on Redemption Date...........................................................     51

ARTICLE XI Miscellaneous......................................................................................     51

   SECTION 11.1.   Compliance Certificates and Opinions, etc..................................................     51
   SECTION 11.2.   Form of Documents Delivered to Indenture Trustee...........................................     52
   SECTION 11.3.   Acts of Noteholders........................................................................     52
   SECTION 11.4.   Notices, etc., to Indenture Trustee, Issuer, Insurer and Rating Agencies...................     53
   SECTION 11.5.   Notices to Noteholders; Waiver.............................................................     54
   SECTION 11.6.   Alternate Payment and Notice Provisions....................................................     54
   SECTION 11.7.   Conflict with Trust Indenture Act..........................................................     55
   SECTION 11.8.   Effect of Headings and Table of Contents...................................................     55
   SECTION 11.9.   Successors and Assigns.....................................................................     55
   SECTION 11.10.  Severability...............................................................................     55
   SECTION 11.11.  Benefits of Indenture......................................................................     55
   SECTION 11.12.  Legal Holidays.............................................................................     55
   SECTION 11.13.  GOVERNING LAW..............................................................................     56
   SECTION 11.14.  Counterparts...............................................................................     56
   SECTION 11.15.  Recording of Indenture.....................................................................     56
   SECTION 11.16.  Trust Obligation...........................................................................     56
   SECTION 11.17.  No Petition................................................................................     56
   SECTION 11.18.  Inspection.................................................................................     57
   SECTION 11.19.  Limitation of Liability....................................................................     57

ARTICLE XII Rapid Amortization Events; Events of Default......................................................     57

   SECTION 12.1.   Rapid Amortization Events..................................................................     57
   SECTION 12.2.   Certain Consequences of an Event of Default................................................     59

ANNEX A      -     Defined Terms

EXHIBIT A    -     Form of Note

EXHIBIT B    -     Form of Opinion of Counsel

EXHIBIT C    -     Form of Certification to be Provided by the Indenture Trustee

                  INDENTURE, dated as of June 1, 2004 (the "Indenture"), between SEQUOIA HELOC TRUST 2004-1, a Delaware statutory trust (the "Issuer"), and WELLS FARGO BANK, N.A., a national banking association, as trustee (the "Indenture Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's HELOC Asset-Backed Notes, Series 2004-1 (the "Notes").

                  As security for the payment and performance by the Issuer of its obligations under this Indenture and the Notes, the Issuer has agreed to assign the Collateral (as defined below) to the Indenture Trustee on behalf of the Noteholders and the Insurer.

                  Ambac Assurance Corporation (the "Insurer") has issued and delivered a certificate guaranty insurance policy for the Notes, dated the Closing Date (the "Policy"), pursuant to which the Insurer guarantees the Insured Amounts and Preference Amount (as defined in the Policy).

                  As an inducement to the Insurer to issue and deliver the Policy, the Issuer and the Insurer have executed and delivered the Insurance and Indemnity Agreement, dated as of June 29, 2004 (as amended from time to time, the "Insurance Agreement"), among the Insurer, the Issuer, the Servicer, the Seller, the Depositor and the Indenture Trustee.

                  As an additional inducement to the Insurer to issue the Policy, and as security for the performance by the Issuer of the Insurer Issuer Secured Obligations and as security for the performance by the Issuer of the Indenture Trustee Issuer Secured Obligations, the Issuer has agreed to grant and assign the Collateral (as defined below) to the Indenture Trustee for the benefit of the Issuer Secured Parties, as their respective interests may appear.

                                 GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee at the Closing Date, for the benefit of the Issuer Secured Parties all of the Issuer's right, title and interest in and to: (i) a pool (the "Pool") of certain adjustable rate home equity revolving credit line loans (the "Mortgage Loans") (including any Additional Balances related thereto) in each case as set forth in Exhibit A to the Sale and Servicing Agreement; (ii) the collections in respect of the Mortgage Loans conveyed to the Trust and received (or, in the case of Interest Collections, due) (A) in the case of Interest Collections, with respect to the Principal Balance thereof as of such date, after the close of business on the Cut-Off Date and (B) in the case of all Principal Collections and Interest Collections on Additional Balances created after the Cut-Off Date, after the close of business on the Issue Date; (iii) property that secured a Mortgage Loan that has been acquired by foreclosure or deed in lieu of foreclosure; (iv) rights of the Depositor under hazard insurance policies covering the Mortgaged Properties; (v) amounts on deposit from time to time in the Collection Account and the Distribution Account; (vi) all rights under the Mortgage Loan Purchase and Sale Agreement and the Purchase and Servicing Agreements assigned to the Issuer (including all representations and warranties of the Seller contained therein) and all rights of the Issuer under the Sale and Servicing Agreement;
(vii) the Policy (solely for the benefit of the Noteholders); and (viii) any and all proceeds of the foregoing (the items set forth in (i) through (viii) above, the "Collateral").

                  The foregoing Grant is made in trust to the Indenture Trustee, for the benefit first, of the Indenture Trustee and the Holders of the Notes, and second, for the benefit of the Insurer. The Indenture Trustee hereby acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of such parties, recognizing the priorities of their respective interests may be adequately and effectively protected.

                  The Indenture Trustee hereby agrees that it will hold the Policy in trust and that it will hold any proceeds of any claim made upon the Policy solely for the use and the benefit of the Noteholders in accordance with the terms hereof and the terms of the Policy.

                  Neither the Indenture Trustee nor the Issuer assumes or shall assume any obligation under any Credit Line Agreement that provides for the funding of future Draws to the Mortgagor thereunder, and neither the Indenture Trustee nor the Issuer shall be obligated or permitted to fund any such future Draws.

                  All obligations of the Issuer hereunder shall be effective as of the Closing Date.

                                    ARTICLE I

                   Definitions and Incorporation by Reference

                  SECTION 1.1. Definitions. Except as otherwise specified herein, the following terms have the respective meanings set forth in Annex A to this Indenture.

                  SECTION 1.2. Incorporation by Reference of the Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act ("TIA"), the provision is

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incorporated by reference in and made a part of this Indenture. The following
TIA terms used in this Indenture have the following meanings:

                  "Commission" means the Securities and Exchange Commission.

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Holder of a Note.

                  "indenture to be qualified" means this Indenture.

                  "Indenture Trustee" or "institutional trustee" means the Indenture Trustee.

                  "obligor" on the indenture securities means the Issuer.

                  All other TIA terms used in this Indenture that are defined by the TIA, or defined by Commission rule have the meaning assigned to them by such definitions.

                  SECTION 1.3. Rules of Construction. Unless the context otherwise requires:

                        (i) a term has the meaning assigned to it;

                        (ii) an accounting term not otherwise defined has the
            meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                        (iii) "or" is not exclusive;

                        (iv) "including" means including without limitation; and

                        (v) words in the singular include the plural and words
            in the plural include the singular.

                  SECTION 1.4. Action by or Consent of Noteholders and Residual Certificateholders. Whenever any provision of this Indenture refers to action to be taken, or consented to, by Noteholders or Residual Certificateholders, such provision shall be deemed to refer to the Noteholder or Residual Certificateholder, as the case may be, of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Noteholders or Residual Certificateholders. Solely for the purposes of any action to be taken, or consented to, by Noteholders, any Note registered in the name of Sequoia Mortgage Funding Corporation or any Affiliate thereof shall be deemed not to be outstanding; provided, however, that, solely for the purpose of determining whether the Indenture Trustee is entitled to rely upon any such action or consent, only Notes which the Indenture Trustee actually knows to be so owned shall be so disregarded.

                  SECTION 1.5. Conflict with TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be part of and govern this Indenture, the latter provision shall control and all provisions required by the TIA are hereby incorporated by reference. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provisions shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

                                   ARTICLE II

                                    The Notes

                  SECTION 2.1. Form. The Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Notes may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

                  Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

                  SECTION 2.2. Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be original or facsimile.

                  Notes bearing the original or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                  The Indenture Trustee shall authenticate and deliver Notes for original issue in the principal amount of $317,044,000. The Notes outstanding at any time may not exceed such amount.

                  Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum denomination of $25,000 and in integral multiples of $1 in excess thereof.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears attached to such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate attached to any Notes shall be conclusive evidence, and the only evidence, that such Notes have been duly authenticated and delivered hereunder. Subject to Section 2.11, the Notes shall be Book Entry Notes.

                  SECTION 2.3. Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee shall be "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

                  If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee and the Insurer prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee and the Insurer shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof. The Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Authorized Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

                  Upon surrender for registration or transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, and if the requirements of Section 8-401(1) of the UCC are met, the Issuer shall execute and cause the Indenture Trustee to authenticate one or more new Notes, in any authorized denominations, of like aggregate principal amount. A Noteholder may also obtain from the Indenture Trustee, in the name of the designated transferee or transferees one or more new Notes, in any authorized denominations, of like aggregate principal amount. Such requirements shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance by the Issuer with Section 8-401 of the UCC.

                  At the option of the Holder, Notes may be exchanged for other Notes in any authorized denominations, of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, and if the requirements of Section 8-401(1) of the UCC are met, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate the Notes which the Noteholder making the exchange is entitled to receive. Such requirements shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance by the Issuer with
Section 8-401 of the UCC.

                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in the form attached to Exhibit A, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar all in accordance with the Exchange Act, and
(ii) accompanied by such other documents as the Note Registrar may require.

                  No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to
Section 2.4 or 9.6 not involving any transfer.

                  The Note Registrar shall not register the transfer of a Definitive Note unless the Indenture Trustee has received a representation letter (in form and substance satisfactory to the Indenture Trustee) from the prospective transferee to the effect that either such transferee (i) is not acquiring such Note for, or with the assets of, an employee benefit plan or other retirement arrangement that is subject to Section 406 of ERISA or Section 4975 of the Code or any substantially similar law ("Similar Law"), or any entity deemed to hold the plan assets of the foregoing (collectively, "Benefit Plans"), or (ii) its acquisition and holding of such Note for, or with the assets of, a Benefit Plan will not result in a non-exempt prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code which is not covered under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or some other applicable exemption, and will not result in a non-exempt violation of any Similar Law. Each Note Owner, by acceptance of a beneficial interest in a Book-Entry Note, will be deemed to make one of the foregoing representations.

                  SECTION 2.4. Mutilated, Destroyed, Lost or Stolen Notes. If
(i) any mutilated Note is surrendered to the Note Registrar, or the Note Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer, the Indenture Trustee, the Note Registrar and the Insurer such security or indemnity as may be required by it to hold the Issuer, the Indenture Trustee, the Note Registrar and the Insurer harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note (such requirement shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance by the Issuer with Section 8-405); provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, the Issuer may, instead of issuing a replacement Note, direct the Indenture Trustee, in writing, to pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer, the Indenture Trustee and the Insurer shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Indenture Trustee or the Insurer in connection therewith.

                  Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

                  Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  SECTION 2.5. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and the Insurer and any agent of the Issuer, the Indenture Trustee, the Note Registrar and the Insurer shall treat the Person in whose name any Note is registered (as of the Record Date) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Insurer, the Note Registrar, the Indenture Trustee nor any agent of the Issuer, the Insurer , the Note Registrar or the Indenture Trustee shall be affected by notice to the contrary.

                  SECTION 2.6. Payment of Principal and Interest; Defaulted Interest.

                  (a) The Notes shall accrue interest as provided herein, and such amount shall be payable on each Payment Date as specified herein. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, (1) with respect to Book-Entry Notes, by wire transfer in immediately available funds to the account designated by the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), and (2) if Definitive Notes have been issued pursuant to Section 2.11, then by check mailed first class, postage prepaid, (or upon the request of a Holder holding Notes having denominations aggregating at least $1,000,000 and received by the Indenture Trustee at least five Business Days prior to the related Record Date, by wire transfer) to such Person who's name appears on the Note Register on such Record Date; provided that the final installment of principal payable with respect to such Note on a Payment Date or on the Final Scheduled Payment Date (except for the Redemption Price for any Note called for redemption pursuant to Section 10.1) shall be payable by check or draft upon presentation of the Note to the Indenture Trustee. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

                  (b) Upon written notice from the Issuer, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

                  (c) If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the Note Rate to the extent lawful. The Issuer may pay such defaulted interest to the Persons who are Noteholders on a subsequent special Record Date, which date shall be at least five Business Days prior to the Payment Date. The Issuer shall fix or cause to be fixed any such special Record Date and Payment Date, and, at least 15 days before any such special Record Date, the Issuer shall mail to each Noteholder, the Insurer and the Indenture Trustee a notice that states the special Record Date, the Payment Date and the amount of defaulted interest to be paid.

                  (d) Promptly following the date on which all principal of and interest on the Notes has been paid in full and the Notes have been surrendered to the Indenture Trustee, the Indenture Trustee shall, upon written notice from the Depositor of the amounts, if any, that the Insurer has paid in respect of the Notes under the Policy or otherwise which has not been reimbursed to the Insurer, deliver such surrendered Notes to the Insurer to the extent not previously canceled or destroyed.

                  SECTION 2.7. Cancellation. Subject to Section 2.6(d), all Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. Subject to Section 2.6(d), the Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. Subject to Section 2.6(d), all canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be returned to it; provided that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

                  SECTION 2.8. Release of Collateral. The Indenture Trustee shall, on or after the Termination Date, release any remaining portion of the Collateral from the lien created by this Indenture and deposit in the Distribution Account any funds then on deposit in any other Account. The Indenture Trustee shall release property from the lien created by this Indenture pursuant to this Section 2.8 only upon receipt of an Issuer Request by it accompanied by an Officer's Certificate and an Opinion of Counsel (which shall also be addressed to the Insurer) and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

                  SECTION 2.9. Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company or its custodian, the initial Clearing Agency, by, or on behalf of, the Issuer. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a Definitive

Note representing such Note Owner's interest in such Note, except as provided in
Section 2.11. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Note Owners pursuant to Section 2.11:

                           (i) the provisions of this Section shall be in full force and effect;

                           (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

                           (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

                           (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes are issued pursuant to Section 2.11, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants;

                           (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee; and

                           (vi) Note Owners may receive copies of any reports sent to Noteholders pursuant to this Indenture, upon written request, together with a certification that they are Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Indenture Trustee at the Corporate Trust Office.

                  SECTION 2.10. Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to
Section 2.11, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to the Note Owners.

                  SECTION 2.11. Definitive Notes. If (i) the Clearing Agency advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes, and the Depositor or the Indenture Trustee is unable to locate a qualified successor, (ii) the Depositor, with the consent of the applicable Clearing Agency participants, elects to terminate the book-entry system through the

Clearing Agency or (iii) with the consent of the Insurer after the occurrence of a Rapid Amortization Event, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Notes advise the Indenture Trustee through the Clearing Agency in writing that the continuation of a book entry system through the Clearing Agency is no longer in the best interests of the Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

                                   ARTICLE III

             Covenants; Representations and Warranties of the Issuer

                  SECTION 3.1. Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. The Notes are nonrecourse debt obligations of the Issuer and shall be limited in right of payment to amounts available from the Issuer as provided in this Indenture and the Issuer shall not otherwise be liable for payments on the Notes. No person shall be personally liable for any amounts payable under the Notes. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

                  SECTION 3.2. Maintenance of Office or Agency. The Issuer will maintain an office or agency where Notes may be surrendered for registration, transfer or exchange of the Notes, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee at its corporate office in Minneapolis, Minnesota to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

                  SECTION 3.3. Money for Payments to be Held in Trust. The Issuer will cause each Note Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee and the Insurer an instrument in which such Note Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Note Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Note Paying Agent will:

                           (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                           (ii) give the Indenture Trustee (unless the Indenture Trustee is acting as Note Paying Agent) and the Insurer written notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

                           (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee (unless the Indenture Trustee is acting as Note Paying Agent) with the consent of the Insurer, if the Insurer is the Controlling Party, forthwith pay to the Indenture Trustee all sums so held in trust by such Note Paying Agent;

                           (iv) immediately resign as a Note Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Note Paying Agent at the time of its appointment; and

                           (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

                  The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Note Paying Agent to pay to the Indenture Trustee all sums held in trust by such Note Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Note Paying Agent; and upon such a payment by any Note Paying Agent to the Indenture Trustee, such Note Paying Agent shall be released from all further liability with respect to such money.

                  Subject to applicable laws with respect to the escheat of funds, any money held by the Indenture Trustee or any Note Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer, with the prior consent of the Insurer, on Issuer Request, and shall be deposited by the Indenture Trustee in the Distribution Account; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee, the Insurer or such Note Paying Agent with respect to such trust money shall thereupon cease; provided, however, that if such money or any portion thereof had been previously deposited by the Insurer with the Indenture Trustee for the payment of principal or interest on the Notes, to the extent any amounts are owing to the Insurer, such amounts shall be paid promptly to the Insurer upon receipt of a written request by the Insurer to such effect.

                  SECTION 3.4. Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Collateral, the Notes, and each other instrument or agreement included in the Collateral.

                  SECTION 3.5. Protection of Collateral. The Issuer intends the security interest granted pursuant to this Indenture in favor of the Issuer Secured Parties to be prior to all other liens in respect of the Collateral and the Issuer shall take all actions necessary to obtain and maintain, in favor of the Indenture Trustee, for the benefit of the Issuer Secured Parties, a first lien on and a first priority, perfected security interest in the Collateral. The Issuer will from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

                           (i) Grant more effectively all or any portion of the Collateral;

                           (ii) maintain or preserve the lien and security interest (and the priority thereof) in favor of the Indenture Trustee for the benefit of the Issuer Secured Parties created by this Indenture or carry out more effectively the purposes hereof;

                           (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                           (iv) enforce any of the Collateral;

                           (v) preserve and defend title to the Collateral and the rights of the Indenture Trustee in such Collateral against the claims of all persons and parties; and

                           (vi) pay all taxes or assessments levied or assessed upon the Collateral when due.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section; provided that, such designation shall not relieve the Issuer of its obligation to make any such filing, nor be deemed to create a duty in the Indenture Trustee to prepare any financing statement, continuation statement or other instrument or monitor the compliance of the Issuer with respect to its duties under this Section 3.5 or the adequacy of any financing statement, continuation statement or other instrument prepared by the Issuer.

                  SECTION 3.6. Opinions as to Collateral.

                  (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Insurer an Opinion of Counsel in the form of Exhibit B hereto, stating that, in the opinion of

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

such counsel, such actions have been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the first priority lien and security interest in the Collateral in favor of the Indenture Trustee, for the benefit of the Issuer Secured Parties, created by this Indenture, subject to the exceptions and qualifications set forth in such Opinion of Counsel.

                  (b) Within 90 days after the beginning of each calendar year, beginning in 2005, the Issuer shall furnish to the Indenture Trustee and the Insurer, an Opinion of Counsel either stating that, in the opinion of such counsel, such actions have been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture in the Collateral and reciting the details of such action or stating that in the opinion of such counsel, no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture and the Collateral.

                  SECTION 3.7. Performance of Obligations; Servicing of Mortgage Loans.

                  (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the Basic Documents or such other instrument or agreement.

                  (b) The Issuer may contract with other Persons acceptable to the Insurer to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee and the Insurer in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Depositor to assist the Issuer in performing its duties under this Indenture.

                  (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Collateral, including, but not limited to, preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee and the Insurer.

                  (d) If a Responsible Officer of the Owner Trustee shall have actual knowledge of the occurrence of an Event of Servicing Termination under the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee, the Insurer and the Rating Agencies thereof in accordance with Section 11.4, and shall specify in such notice the action, if any, the Issuer is taking at the direction of the Controlling Party in respect of such default. If an Event of Servicing Termination shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Mortgage Loans, the Issuer shall take all reasonable steps available to it to remedy such failure.

                  (e) The Issuer agrees that it will not waive timely performance or observance by the Servicer or the Depositor of their respective duties under the Basic Documents (x) without the prior consent of the Insurer or
(y) if the effect thereof would adversely affect the Holders of the Notes.

                  SECTION 3.8. Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

                           (i) except as expressly permitted by this Indenture or the Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Collateral (but excluding any Mortgage Loans removed from the Pool pursuant to Section 2.07 of the Sale and Servicing Agreement), without the consent of the Insurer (which consent may not be unreasonably withheld) provided, that if an Insurer Default has occurred and is continuing the Noteholders representing 66-2/3% of the Outstanding Amount may direct the Indenture Trustee to sell or dispose of the Collateral.

                           (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral; or

                           (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Trustee created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on a Mortgaged Property and arising solely as a result of an action or omission of the related obligor), (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Collateral or (D) amend, modify or fail to comply with the provisions of the Basic Documents without the prior written consent of the Insurer, which consent may not be unreasonably withheld.

                  SECTION 3.9. Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and the Insurer, within 90 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ended December 31, 2004) and otherwise in compliance with the requirements of TIA
Section 314(a)(4), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that

                           (i) a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Authorized Officer's supervision; and

                           (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

                  SECTION 3.10. Issuer May Not Consolidate or Transfer Assets.

                  (a) The Issuer may not consolidate or merge with or into any other Person.

                  (b) Except as otherwise provided in the Sale and Servicing Agreement, the Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Collateral, to any Person.

                  SECTION 3.11. No Other Business. The Issuer shall not engage in any business other than purchasing, owning, selling and managing the Mortgage Loans and other assets in the manner contemplated by this Indenture and the Basic Documents and activities incidental thereto.

                  SECTION 3.12. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness or any certificates of beneficial interest except for (i) the Residual Certificates, (ii) the Notes, (iii) obligations owing from time to time to the Insurer under the Insurance Agreement and (iv) any other indebtedness permitted by or arising under the Basic Documents, except that the Issuer shall not incur any indebtedness that would cause it, or any portion thereof, to be treated as a "taxable mortgage pool" under Section 7701 of the Code. The proceeds of the Notes and the Residual Certificates shall be used exclusively to fund the Issuer's purchase of the Mortgage Loans and the other assets specified in the Sale and Servicing Agreement and to pay the Issuer's organizational, transactional and start-up expenses.

                  SECTION 3.13. Servicer's Obligations. The Issuer shall cause the Servicer to comply with its reporting obligations under the Sale and Servicing Agreement.

                  SECTION 3.14. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Sale and Servicing Agreement, the Insurance Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

                  SECTION 3.15. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

                  SECTION 3.16. Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any Basic Document.

                  SECTION 3.17. Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Depositor, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to the Servicer, the Owner Trustee, the Insurer, the Indenture Trustee, the Noteholders and the Residual Certificateholders as permitted by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement, the Insurance Agreement, this Indenture, or Trust Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Distribution Account except in accordance with this Indenture and the Basic Documents.

                  SECTION 3.18. Notice of Rapid Amortization Events and Events of Servicing Termination. Upon a Responsible Officer of the Owner Trustee having actual knowledge thereof, the Issuer agrees to give the Indenture Trustee, the Insurer and the Rating Agencies prompt written notice of each Rapid Amortization Event hereunder or Event of Servicing Termination under the Sale and Servicing Agreement.

                  SECTION 3.19. Further Instruments and Acts. Upon request of the Indenture Trustee or the Insurer, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 3.20. Amendments of Sale and Servicing Agreement and Trust Agreement. The Issuer shall not agree to any amendment to Section 9.01 of the Sale and Servicing Agreement or Section 12.1 of the Trust Agreement to eliminate the requirements thereunder that the Indenture Trustee, the Insurer or the Holders of the Notes consent to amendments thereto as provided therein.

                  SECTION 3.21. Income Tax Characterization. For purposes of federal income, state and local income and franchise and any other income taxes, the Issuer and the Noteholders agree to treat the Notes as indebtedness of the Issuer and the Residual Certificates as equity in the Issuer and hereby instruct the Indenture Trustee to prepare all tax returns and reports regarding the Notes and the Trust for federal and state tax reporting purposes in a manner consistent with such agreement.

                  SECTION 3.22. Representations and Warranties of the Issuer Regarding the Lien of this Indenture. With respect to the Collateral, the Issuer represents and warrants that, as of the Closing Date:

                           (i) This Indenture creates a valid and continuing security interest (as such term is defined in the UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuer;

                           (ii) The Credit Line Agreements constitute either "instruments" or "general intangibles" within the meaning of the applicable UCC.

                           (iii) The Issuer owns or will own and has or will have good title to the Collateral free and clear of any lien, claim or encumbrance of any Person;

                           (iv) The Issuer has or will have received all consents and approvals required by the terms of the Mortgage Loans to the pledge of the Mortgage Loans hereunder to the Indenture Trustee;

                           (v) All original executed copies of each Mortgage Loan have been or will be delivered to the Custodian or the Indenture Trustee;

                           (vi) The Issuer has or will have received a written acknowledgement from the Custodian or the Indenture Trustee that the Custodian or Indenture Trustee is holding the Mortgage Loans solely on behalf and for the benefit of the Indenture Trustee on behalf of the Noteholders;

                           (vii) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statement against the Issuer that includes a description of any of the Collateral other than a financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer; and

                           (viii) None of the Credit Line Agreements has or will have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

                                   ARTICLE IV

                           Satisfaction and Discharge

                  SECTION 4.1. Satisfaction and Discharge of Indenture. Upon payment in full to the Insurer of amounts due to the Insurer and on the Notes, this Indenture shall cease to be of further effect with respect to the Notes except as to (i) the rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) the rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12, 3.13, 3.20 and 3.21, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under
Section 4.2) and (vi) the rights of Noteholders and the Insurer as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when either

                  (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided herein and (ii) Notes for which payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation and the Policy has terminated and been returned to the Insurer for cancellation and all amounts owing to the Insurer have been paid in full; or

                  (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation have become due and payable, and

                  (A) the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on the Notes, in each case to the extent not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Scheduled Payment Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1), as the case may be;

                  (B) the Issuer has paid or caused to be paid all Insurer Issuer Secured Obligations and all Indenture Trustee Issuer Secured Obligations; and

                  (C) the Issuer has delivered to the Indenture Trustee and the Insurer an Officer's Certificate, an Opinion of Counsel and, if required by the TIA, an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with.

                  SECTION 4.2. Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Note Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest and to the Insurer for the payment of any amounts due to it under the Basic Documents.

                  SECTION 4.3. Repayment of Monies Held by Note Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Note Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Note Paying Agent shall be released from all further liability with respect to such monies.

                                    ARTICLE V

                                    Remedies

                  SECTION 5.1. Remedies. If a Rapid Amortization Event as described in Article XII shall have occurred and be continuing, the Noteholders shall be entitled on each Payment Date to an amount equal to the Maximum Principal Payment and Interest Payment Amount for such Payment Date payable during such Rapid Amortization Period. The rights contained in this Article V are in addition to any rights that the Noteholders possess pursuant to Article XII.

                  SECTION 5.2. Limitation of Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                           (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Rapid Amortization Event;

                           (ii) the Holders of not less than 50% of the Outstanding Amount of the Notes have made written request to the Indenture Trustee to institute such proceeding with respect to the Notes in respect of such Rapid Amortization Event in its own name as Indenture Trustee hereunder;

                           (iii) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

                           (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings;

                           (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes; and

                           (vi) an Insurer Default shall have occurred and be continuing;

it being understood and intended that no Holders of Notes shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

                  In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee shall take direction from the group providing indemnity and representing the greater percentage of the Outstanding Amount of the Notes, notwithstanding any other provisions of this Indenture.

                  SECTION 5.3. Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption
Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

                  SECTION 5.4. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Insurer, the Indenture Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Insurer and the Noteholders shall continue as though no such proceeding had been instituted.

                  SECTION 5.5. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Controlling Party or to the related Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 5.6. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Insurer or any Holder of any Note to exercise any right or remedy accruing upon any Rapid Amortization Event shall impair any such right or remedy or constitute a waiver of any such Rapid Amortization Event or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, the Insurer or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Insurer or by the Noteholders, as the case may be.

                  SECTION 5.7. Control by Insurer and Noteholders. The Insurer (or, if an Insurer Default shall have occurred and is continuing, Holders of a majority of the Outstanding Amount of the Notes) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee pursuant to Section 12.2 hereof with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

                           (i) such direction shall not be in conflict with any rule of law or with this Indenture;

                           (ii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

                  SECTION 5.8. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by the Insurer, any Noteholder, or group of Noteholders with the prior written consent of the Insurer (so long as no Insurer Default has occurred), in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

                  SECTION 5.9. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 5.10. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Insurer or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee or the Insurer against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

                  SECTION 5.11. Performance and Enforcement of Certain Obligations.

                  (a) Promptly following a request from the Indenture Trustee (at the direction of the Insurer) to do so and at the Depositor's expense, the Issuer agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Depositor and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Depositor or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Depositor or the Servicer of each of their obligations under the Sale and Servicing Agreement.

                  (b) If a Rapid Amortization Event has occurred and is continuing, the Indenture Trustee, with the consent of the Insurer, may, and, at the written direction of the Insurer (or, if an Insurer Default has occurred and is continuing, the Holders of 66 2/3% of the Outstanding Amount of the Notes) shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Depositor or the Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Depositor or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

                  SECTION 5.12. Subrogation. The Indenture Trustee shall receive as attorney-in-fact of each Noteholder any Insured Amounts or Preference Amounts from the Insurer pursuant to the Policy. Any and all Insured Amounts and Preference Amounts disbursed by the Indenture Trustee from claims made under the Policy shall not be considered payment by the Issuer, and shall not discharge the obligations of the Issuer with respect thereto. The Insurer shall, to the extent it makes any payment with respect to the Notes, become subrogated to the rights of the recipient of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Notes by or on behalf of the Insurer, the Indenture Trustee shall assign to the Insurer all rights to the payment of interest or principal with respect to the Notes which are then due for payment to the extent of all payments made by the Insurer.

                  SECTION 5.13. Preference Claims.

                  (a) In the event that the Indenture Trustee has received a certified copy of an order of the appropriate court that any payment of principal and interest on a Note has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Indenture Trustee shall so notify the Insurer, shall comply with the provisions of the Policy to obtain payment by the Insurer of such avoided payment, and shall, at the time it provides notice to the Insurer, notify Holders of the Notes by mail that, in the event that any Noteholder's payment is so recoverable, such Noteholder will be entitled to payment pursuant to the terms of the Policy. The Indenture Trustee shall furnish to the Insurer at its written request, the requested records it holds in its possession evidencing the payments of principal of and interest on Notes, if any, which have been made by the Indenture Trustee and subsequently recovered from

Noteholders and the dates on which such payments were made. Pursuant to the terms of the Policy, the Insurer will make such payment on behalf of the related Noteholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Noteholders and not to the Indenture Trustee, any Noteholder directly (unless such Noteholder has returned principal or interest paid on the Notes to such receiver or trustee in bankruptcy, in which case the Insurer shall make such payment to the Indenture Trustee for payment to such Noteholder in accordance with the terms of the Policy).

                  (b) The Indenture Trustee shall promptly notify the Insurer of any proceeding or the institution of any action (of which the Indenture Trustee has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Preference Claim") of any distribution made with respect to the Notes. Each Holder, by its purchase of Notes, and the Indenture Trustee hereby agree that so long as an Insurer Default shall not have occurred and be continuing, the Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal at the expense of the Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 5.12, the Insurer shall be subrogated to, and each Noteholder and the Indenture Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Indenture Trustee and each Noteholder in the conduct of any proceeding with respect to a Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim. All actions taken under this Section 5.13(b) by the Indenture Trustee shall be taken in accordance with the terms of the Policy.

                  SECTION 5.14. Noteholder Rights. Each Noteholder by the acceptance of its Note agrees that, so long as no Insurer Default has occurred and is continuing, the Insurer shall be treated by the Issuer, the Seller, the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee as if the Insurer were the Holder of the Note for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Noteholder hereunder without any further consent of the Noteholder. So long as no Insurer Default has occurred and is continuing, the Noteholders may only exercise such rights with the consent of the Insurer.

                  SECTION 5.15. Insurer's Rights Regarding Actions, Proceedings or Investigations. Until all Notes have been paid in full, all amounts owed to the Insurer have been paid in full, the Insurance Agreement has terminated and the Policy has been returned to the Insurer for cancellation, the following provisions shall apply:

                  (a) Unless an Insurer Default resulting from the failure of the Insurer to make payments under the Policy has occurred or is continuing, notwithstanding anything contained herein or in the other Basic Documents to the contrary, the Insurer shall have the right to participate in, to direct the enforcement or defense of, and, at the Insurer's sole option, to institute or assume the defense of, any action, proceeding or investigation that could adversely affect the Issuer, the Collateral, the Trust Property or the rights or obligations of the Insurer hereunder or under the Policy or the Basic Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, the Seller, the Depositor, the Issuer or any affiliate thereof. Following notice to the Indenture Trustee and subject to the preceding sentence, the Insurer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the Issuer, the Collateral, and the Trust Property. All costs and expenses of the Insurer in connection with such action, proceeding or investigation, including (without limitation) any judgment or settlement entered into affecting the Insurer or the Insurer's interests, shall be included in the Reimbursement Amount.

                  (b) In connection with any action, proceeding or investigation that could adversely affect the Issuer, the Collateral, the Trust Property or the rights or obligations of the Insurer hereunder or under the Policy or the Basic Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, the Seller, the Depositor, the Issuer or any affiliate thereof, the Indenture Trustee hereby agrees to cooperate with, and to take such action as directed by, the Insurer, including (without limitation) entering into such agreements and settlements as the Insurer shall direct, in its sole discretion, without the consent of any Noteholder.

                  (c) The Indenture Trustee hereby agrees to provide to the Insurer prompt written notice of any action, proceeding or investigation of which a Responsible Officer has received notice or has actual knowledge that names the Issuer or the Indenture Trustee as a party or that could adversely affect the Issuer, the Collateral, the Trust Property or the rights or obligations of the Insurer hereunder or under the Policy or the Basic Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, the Seller, the Depositor, the Trust or any affiliate thereof.

                  (d) Notwithstanding anything contained herein or in any of the other Basic Documents to the contrary, the Indenture Trustee shall not, without the Insurer's prior written consent or unless directed by the Insurer, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Issuer, the Collateral, the Trust Property or the rights or obligations of the Insurer hereunder or under the Policy or the Basic Documents.

                  (e) Each Noteholder, by acceptance of its Note, and the Indenture Trustee agree that the Insurer shall have such rights as set forth in this Section, which are in addition to any rights of the Insurer pursuant to the other provisions of the Basic Documents, that the rights set forth in this Section may be exercised by the Insurer, in its sole discretion, without the need for the consent or approval of any Noteholder or the Indenture Trustee, notwithstanding any other provision contained herein or in any of the other Basic Documents, and that nothing contained in this Section shall be deemed to be an obligation of the Insurer to exercise any of the rights provided for herein.

                                   ARTICLE VI

                              The Indenture Trustee

                  SECTION 6.1. Duties of Indenture Trustee.

                  (a) If a Rapid Amortization Event of which a Responsible Officer of the Indenture Trustee has received notice or has actual knowledge has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and the Basic Documents and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (b) Except during the continuance of a Rapid Amortization Event of which a Responsible Officer of the Indenture Trustee has notice or actual knowledge:

                           (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                           (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

                  (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, its negligent failure to perform its material obligations in compliance with this Agreement, or any liability which would be imposed by reason of its willful misfeasance or bad faith; except that:

                           (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                           (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

                           (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in reasonable good faith in accordance with a direction received by it pursuant to the terms herein; and

                           (iv) the Indenture Trustee shall not be charged with knowledge of any Rapid Amortization Event or any failure by the Servicer to comply with the obligations of the Servicer in the Sale and Servicing Agreement unless a Responsible Officer of the Indenture Trustee at the Corporate Trust Office obtains actual knowledge of such Rapid Amortization Event or failure or the Indenture Trustee receives written notice of such

         Rapid Amortization Event or failure from the Servicer, the Insurer or the Holders of Notes evidencing more than 50% of the Outstanding Amount.

                  (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

                  (e) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers (including, but not limited to, its powers and obligations to sell, dispose of, or otherwise liquidate, the Collateral pursuant to Section 12.2), if it shall have reasonable grounds to believe that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

                  (f) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  (g) The Indenture Trustee shall, upon three Business Days' prior written notice to the Indenture Trustee, permit any representative of the Insurer, during the Indenture Trustee's normal business hours, to examine all books of account, records, reports and other papers of the Indenture Trustee relating to the Notes, to make copies and extracts (at the expense of the party requesting such copies or extracts) therefrom and to discuss the Indenture Trustee's affairs and actions, as such affairs and actions relate to the Indenture Trustee's duties with respect to the Notes, with the Indenture Trustee's officers and employees responsible for carrying out the Indenture Trustee's duties with respect to the Notes.

                  (h) The Indenture Trustee shall, and hereby agrees that it will, perform all of the obligations and duties required of it under the Sale and Servicing Agreement.

                  (i) The Indenture Trustee shall, and hereby agrees that it will, hold the Policy in trust, and will hold any proceeds of any claim on the Policy in trust solely for the use and benefit of the Noteholders.

                  (j) In no event shall Wells Fargo Bank, N.A., in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Statutory Trust Statute, common law, or (other than those duties expressly assumed by the Indenture Trustee thereunder) the Trust Agreement.

                  (k) The Indenture Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof,
(B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral or
(D) to confirm or verify the contents of any reports or certificates of the Issuer, the Depositor or the Servicer delivered to the

Indenture Trustee pursuant to this Indenture reasonably believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties.

                  SECTION 6.2. Rights of Indenture Trustee.

                  (a) The Indenture Trustee may conclusively rely on any resolution, opinion of counsel, officer's certificate, certificate of auditors, servicing officer's or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in such document.

                  (b) Before the Indenture Trustee acts or refrains from acting, it may require, and shall be entitled to receive and rely upon, an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

                  (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee and the Indenture Trustee shall not be liable for the negligence of such agents, attorneys, custodians or nominees appointed (i) with due care and (ii) with the consent of the Insurer, which consent shall not be unreasonably withheld, delayed or denied.

                  (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith. The Indenture Trustee shall not, in any event, be liable for any action, or failure to act, of the Custodian if the Custodian is at any time not the same Person as the Indenture Trustee.

                  (e) The Indenture Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture, at the request, order or direction of any of the Holders of Notes or the Controlling Party, pursuant to the provisions of this Indenture, unless such Holders of Notes or the Controlling Party shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby; provided, however, that the Indenture Trustee shall, subject to Section 6.1(e), upon the occurrence of a Rapid Amortization Event of which a Responsible Officer of the Indenture Trustee shall have received notice or have actual knowledge (that has not been cured or waived), exercise the rights and powers vested in it by this Indenture or the Sale and Servicing Agreement with reasonable care and skill.

                  (g) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report,

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

notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Insurer or by the Holders of Notes evidencing not less than a majority of the Outstanding Amount thereof; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture or the Sale and Servicing Agreement, the Indenture Trustee may require indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request, or, if paid by the Indenture Trustee shall be reimbursed by the Person making such request upon demand.

                  (h) The Indenture Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Indenture Trustee may be required to act as Servicer.

                  (i) The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

                  SECTION 6.3. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Note Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

                  SECTION 6.4. Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral, the Trust Property or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

                  SECTION 6.5. Notice of Rapid Amortization Events and Events of Servicing Termination. If a Rapid Amortization Period or an Event of Servicing Termination occurs and is continuing and if a Responsible Officer of the Indenture Trustee either has actual knowledge thereof, or has received written notice of the existence thereof, the Indenture Trustee shall (i) promptly mail to the Insurer notice of such event, and (ii) within 90 days after such knowledge or notice occurs, mail to each Noteholder notice of such event. Except in the case of a default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice to the Noteholders if and so long as one of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders; provided that the Indenture Trustee shall not withhold any such notice to the Insurer.

                  SECTION 6.6. Reports by Indenture Trustee to Holders. Within a reasonable period of time after the end of each calendar year, the Indenture Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Note, if requested in writing by such Person, a statement containing the information set forth in clauses (ii) and (v) above, in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Note Holder. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Code as from time to time in force.

                  SECTION 6.7. Compensation and Indemnity.

                  (a) Pursuant to Section 8.7 and subject to Section 6.10 herein, the Issuer shall, or shall cause the Depositor to, pay to the Indenture Trustee from time to time compensation as agreed to in writing between the Depositor and the Indenture Trustee for its services. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer or, to the extent provided in the Sale and Servicing Agreement, the Depositor, shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel (including internal counsel), accountants and experts (including internal experts). The Issuer or, to the extent provided in the Sale and Servicing Agreement, the Depositor and the Seller, shall indemnify the Indenture Trustee and its respective officers, directors, employees and agents against any and all loss, liability or expense (including attorneys' fees and expenses) incurred by each of them in connection with the acceptance or the administration of this trust and the performance of its duties hereunder or under any other Basic Document. The Indenture Trustee shall notify the Issuer, the Depositor and the Seller promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer, the Depositor and the Seller shall not relieve the Issuer of its obligations hereunder or the Depositor or the Seller of their obligations under Article VIII of the Sale and Servicing Agreement. The Issuer shall or shall cause the Depositor and the Seller to defend the claim, the Indenture Trustee may have separate counsel and the Issuer or, to the extent provided in the Sale and Servicing Agreement, the Depositor and the Seller, shall pay the fees and expenses of such counsel. Neither the Issuer nor the Depositor nor the Seller need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith. Anything is this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind, whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  (b) The Issuer's, the Depositor's and the Seller's payment obligations to the Indenture Trustee (including, without limitation, the indemnity obligations set forth above) shall also apply to the Indenture Trustee in its capacity as Custodian, subject to the Indenture Trustee Expense Limit. In the event that the Indenture Trustee is required to become the successor Servicer, the out of pocket costs and expenses of the Indenture Trustee in connection with the transfer of servicing shall also be reimbursable as set forth above without regard to the Indenture Trustee Expense Limit. In addition, in the event of any loss, liability or expense (including attorneys' fees and expenses) incurred by the Indenture Trustee (including the Indenture Trustee in the capacity as successor Servicer) arising out of a breach of the Seller's representations set forth in clause (xxxii), (xxxiii), (xxxiv), (xxxv) or (xxxvi) of Schedule A to the Mortgage Loan Purchase and Sale Agreement, the Issuer's indemnity obligation with respect thereto shall be without regard to the Indenture Trustee Expense Limit.

                  (c) The Issuer's, the Depositor's and the Seller's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture. Notwithstanding anything else set forth in this Indenture or the Basic Documents, the Indenture Trustee agrees that the obligations of the Issuer (but not the Depositor or the Seller) to the Indenture Trustee hereunder and under the Basic Documents shall be recourse to the Collateral only and shall not be recourse to any other assets of the Issuer or any assets of any Noteholder. In addition, the Indenture Trustee agrees that its recourse to the Collateral is subject to certain priorities and limitations as specifically provided for in this Indenture.

                  SECTION 6.8. Replacement of Indenture Trustee. The Indenture Trustee may resign at any time by so notifying the Issuer and the Insurer by written notice. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Indenture Trustee (approved in writing by the Insurer, so long as such approval is not unreasonably withheld) by written instrument, in duplicate, one copy of such instrument shall be delivered to the resigning Indenture Trustee (who shall deliver a copy to the Servicer, the Depositor and the Insurer) and one copy to the successor Indenture Trustee; provided, however, that any such successor Indenture Trustee shall be subject to the prior written approval of the Depositor, which approval shall not be unreasonably withheld, delayed or denied. The Issuer may, and at the request of the Insurer shall, remove the Indenture Trustee, if:

                           (i) the Indenture Trustee fails to comply with
         Section 6.11;

                           (ii) a court having jurisdiction in the premises in respect of the Indenture Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or ordering the winding-up or liquidation of the Indenture Trustee's affairs;

                           (iii) an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the Indenture Trustee and such case is not dismissed within 60 days;

                           (iv) the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing;

                           (v) the Indenture Trustee otherwise becomes incapable of acting; or

                           (vi) the Indenture Trustee materially breaches any covenant or obligation under the Basic Documents.

                  Additionally, the Issuer shall remove the Indenture Trustee at the request of the Insurer.

                  If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee acceptable to the Insurer. If the Issuer fails to appoint such a successor Indenture Trustee within 30 days, the Insurer may appoint a successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 45 days after the giving of such notice of resignation or removal, the resigning or removed Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

                  A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, to the Insurer and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the retiring Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

                  If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer, the Insurer, or the Holders of a majority in Outstanding Amount of the Notes may, at the expense of the Depositor, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee acceptable to the Insurer.

                  If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee acceptable to the Insurer.

                  Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to Section 6.8 and payment of all fees and expenses owed to the outgoing Indenture Trustee.

                  Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's, the Depositor's and the Seller's indemnity obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee and the Depositor shall pay any amounts owing to the Indenture Trustee.

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

                  SECTION 6.9. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee, provided that such entity meets the requirements of Section 6.11 hereunder and is otherwise acceptable to the Insurer (unless an Insurer Default has occurred and is continuing). The Indenture Trustee shall provide the Insurer, the Depositor and the Servicer with notice of any such transaction.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture.

                  SECTION 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

                  (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust may at the time be located, the Indenture Trustee, with the consent of the Insurer, which consent shall not be unreasonably withheld, delayed or denied, shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable.

                  (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                           (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

                           (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, including acts or omissions of predecessor or successor trustees; and

                           (iii) the Indenture Trustee and the Depositor acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

                  (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, dissolve, become insolvent, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  (e) The Depositor shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

                  (f) No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as an indenture trustee under Section
6.11 hereunder and no notice to the Noteholders shall be required under Section 11.05.

                  SECTION 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Indenture Trustee shall provide copies of such reports to the Insurer upon request. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA
Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 6.12. Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                  SECTION 6.13. Appointment and Powers. Subject to the terms and conditions hereof, the Issuer hereby appoints Wells Fargo Bank, N.A. as the Indenture Trustee with respect to the Collateral, and Wells Fargo Bank, N.A. hereby accepts such appointment and agrees to act as Indenture Trustee with respect to the Collateral for the Issuer Secured Parties, to maintain custody and possession of the Collateral (except as otherwise provided hereunder or under the Custodial Agreement) and to perform the other duties of the Indenture Trustee in accordance with the provisions of this Indenture and the other Basic Documents. Each Issuer Secured Party hereby authorizes the Indenture Trustee to take such action on its behalf, and to exercise such rights, remedies, powers and privileges hereunder, as the Controlling Party may direct and as are specifically authorized to be exercised by the Indenture Trustee by the terms hereof, together with such actions, rights, remedies, powers and privileges as are reasonably incidental thereto. The Indenture Trustee shall act upon and in compliance with the written instructions delivered to it pursuant to this Indenture promptly following receipt of such written instructions; provided that the Indenture Trustee shall not act in accordance with any instructions (i) which are not authorized by, or in violation of the provisions of, this Indenture or (ii) for which the Indenture Trustee has not received reasonable indemnity. Receipt of such instructions shall not be a condition to the exercise by the Indenture Trustee of its express duties hereunder, except where this Indenture provides that the Indenture Trustee is permitted to act only following and in accordance with such instructions.

                  SECTION 6.14. Performance of Duties. Subject to Section 6.1, the Indenture Trustee (a) shall have no duties or responsibilities except those expressly set forth in this Indenture and the other Basic Documents to which the Indenture Trustee is a party or as directed by the Controlling Party in accordance with this Indenture, subject to receiving reasonable indemnity and
(b) shall not be required to take any discretionary actions hereunder except at the written direction and with the indemnification of the Controlling Party. The Indenture Trustee shall, and hereby agrees that it will, perform all of the duties and obligations required of it under the Sale and Servicing Agreement.

                  SECTION 6.15. Limitation on Liability. Neither the Indenture Trustee nor any of its directors, officers, employees and agents shall be liable for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except that the Indenture Trustee shall be liable for its negligence, bad faith or willful misconduct; nor shall the Indenture Trustee be responsible for the validity, effectiveness, value, sufficiency or enforceability against the Issuer of this Indenture or any of the Collateral (or any part thereof).

                  SECTION 6.16. Reliance Upon Documents. In the absence of negligence, bad faith or willful misconduct on its part, the Indenture Trustee shall be entitled to conclusively rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall have no liability in acting, or omitting to act, where such action or omission to act is in reasonable reliance upon any statement or opinion contained in any such document or instrument.

                  SECTION 6.17. Representations and Warranties of the Indenture Trustee. The Indenture Trustee represents and warrants to the Issuer and to each Issuer Secured Party as follows:

                  (a) Due Organization. The Indenture Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

                  (b) Corporate Power. The Indenture Trustee has all requisite right, power and authority to execute and deliver this Indenture and to perform all of its duties as the Indenture Trustee hereunder.

                  (c) Due Authorization. The execution and delivery by the Indenture Trustee of this Indenture and the other Basic Documents to which it is a party, and the performance by the Indenture Trustee of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings required for the valid execution and delivery by the Indenture Trustee, or the performance by the Indenture Trustee, of this Indenture and such other Basic Documents.

                  SECTION 6.18. Waiver of Setoff. The Indenture Trustee hereby expressly waives any and all rights of setoff that the Indenture Trustee may otherwise at any time have under applicable law with respect to any Account and agrees that amounts in the Accounts shall at all times be held and applied solely in accordance with the provisions hereof.

                  SECTION 6.19. Control by the Controlling Party. The Indenture Trustee shall comply with notices and instructions given by the Issuer only if accompanied by the written consent of the Controlling Party. The Indenture Trustee shall act upon and comply with notices and instructions given by the Controlling Party alone.

                  SECTION 6.20. Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Indenture Trustee shall be brought in its own name or in its capacity as Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

                  SECTION 6.21. Suits for Enforcement. In case an Event of Servicing Termination or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Controlling Party may proceed to protect and enforce its rights and the rights of the Noteholders under this Indenture by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy, as the Indenture Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee and the Noteholders.

                  SECTION 6.22. Mortgagor Claims. In connection with any offset defenses, or affirmative claim for recovery, asserted in legal actions brought by Mortgagors under one or more Mortgage Loans based upon provisions therein or upon other rights or remedies arising from any requirements of law applicable to the Mortgage Loans:

                  (a) The Indenture Trustee is the holder of the Mortgage Loans only as trustee on behalf of the holders of the Notes and the Insurer, and not as a principal or in any individual or personal capacity.

                  (b) The Indenture Trustee shall not be personally liable for, or obligated to pay Mortgagors, any affirmative claims asserted thereby, or responsible to holders of the Notes for any offset defense amounts applied against Mortgage Loan payments, pursuant to such legal actions.

                  (c) The Indenture Trustee will pay, solely from the Collateral, affirmative claims for recovery by Mortgagors only pursuant to final judicial orders or judgments, or judicially-approved settlement agreements, resulting from such legal actions.

                  (d) The Indenture Trustee will comply with judicial orders and judgments which require its actions or cooperation in connection with Mortgagors' legal actions to recover affirmative claims against holders of the Notes.

                  (e) The Indenture Trustee will cooperate with and assist the Servicer, the Insurer, the Issuer, the Depositor, or holders of the Notes in their defense of legal actions by Mortgagors to recover affirmative claims if such cooperation and assistance is not contrary to the interests of the Indenture Trustee as a party to such legal actions and if the Indenture Trustee is satisfactorily indemnified for all liability, costs and expenses (including attorneys' fees and expenses) arising therefrom.

                  (f) The Trust and the Seller (pursuant to the Sale and Servicing Agreement) hereby agree to indemnify, hold harmless and defend the Indenture Trustee from and against any and all liability, loss, costs and expenses (including attorneys' fees and expenses) of the Indenture Trustee resulting from any affirmative claims for recovery asserted or collected by Mortgagors under the Mortgage Loans.

                  SECTION 6.23. Certain Other Duties. In addition to the duties and obligations of the Indenture Trustee set forth in this Indenture, the Indenture Trustee hereby agrees to perform the duties and obligations set forth in Section 2.5(b), Section 2.11(e), Section 4.11, Section 6.1 of the Trust Agreement and Section 3.05 of the Sale and Servicing Agreement.

                                   ARTICLE VII

                         Noteholders' Lists and Reports

                  SECTION 7.1. Issuer To Furnish To Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date occurring after the issuance of Definitive Notes, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form

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

and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished. The Indenture Trustee or, if the Indenture Trustee is not the Note Registrar, the Issuer shall furnish to the Insurer or the Issuer in writing upon their written request and at such other times as the Insurer or the Issuer may request a copy of the list.

                  SECTION 7.2. Preservation of Information; Communications to Noteholders.

                  (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Indenture Trustee as provided in
Section 7.1 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

                  (b) Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or under the Notes.

                  (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

                  SECTION 7.3. Reports by Issuer.

                  (a) The Issuer shall:

                           (i) file with the Indenture Trustee (with a copy to the Insurer), within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and copies of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to prepare and file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

                           (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents, certificates and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                           (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) (with a copy to the Insurer) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission.

                  (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

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

                  SECTION 7.4. Reports by Indenture Trustee. If required by TIA
Section 313(a), within 60 days after each December 31, beginning with December 31, 2004, the Indenture Trustee shall mail to each Noteholder (with a copy to the Insurer) as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange or the delisting thereof.

                                  ARTICLE VIII

        Payments and Statements to Noteholders and Residual Noteholders;
                      Accounts, Disbursements and Releases

                  SECTION 8.1. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the Sale and Servicing Agreement. The Indenture Trustee shall apply all such money received by it as provided in the Servicing Certificate, this Indenture and the Sale and Servicing Agreement. Except as otherwise expressly provided in this Indenture or in the Sale and Servicing Agreement, subject to Sections 6.1 and 6.2, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may, with the consent of the Insurer (so long as no Insurer Default has occurred and is continuing, in which case, with the consent of the majority of the Noteholders), or shall at the direction of the Insurer (so long as no Insurer Default has occurred and is continuing, in which case, at the direction of the majority of the Noteholders), take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  SECTION 8.2. Release of Collateral.

                  (a) Subject to Section 8.11 and the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may, and when required by the Issuer and the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture or the Sale and Servicing Agreement. In the event that the fair value of property to be released from the lien of this Indenture on any date, together with the fair value of property previously released during the then-current calendar year, equals or exceeds 10% of the aggregate Note Principal Balance on such date, in addition to all other actions required to be taken pursuant to this Indenture, the Sale and Servicing Agreement or otherwise in connection with such release, an Independent Certificate in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1 shall also be delivered to the Indenture Trustee. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article

VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

                  (b) The Indenture Trustee shall, at such time as there are no Notes outstanding and all sums due the Indenture Trustee pursuant to Section 6.7 or otherwise under this Indenture or the Basic Documents, and to the Insurer pursuant to the Insurance Agreement have been paid and the Policy has been cancelled and returned to the Insurer, release any remaining portion of the Collateral that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.2(b) only upon receipt by the Indenture Trustee and the Insurer of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

                  SECTION 8.3. Establishment of Distribution Account. The Depositor shall cause to be established, and the Indenture Trustee shall maintain, at the Corporate Trust Office of the Indenture Trustee, a Distribution Account to be held by the Indenture Trustee in the name of the Issuer for the benefit of the Indenture Trustee, the Noteholders and the Insurer, as their interests may appear. Such account shall be an Eligible Account. The Indenture Trustee shall hold funds in the Distribution Account uninvested or may invest such funds in Eligible Investments selected by the Indenture Trustee, all in its discretion. All income and gain realized from the Indenture Trustee's holding or investment of the funds in the Distribution Account shall be for the benefit of the Indenture Trustee and shall be subject to its withdrawal from time to time. Any withdrawal of funds from the Distribution Account by the Indenture Trustee shall be made for the following purposes:

                           (i) If not received by the Servicer pursuant to the Master Servicing Agreement, to the Servicer in payment of the Servicing Fee;

                           (ii) To withdraw and retain any earnings on or investment income with respect to funds in or credited to the Distribution Account;

                           (iii) To make or to permit the Indenture Trustee to make distributions and payments pursuant to Section 8.7 of the Indenture;

                           (iv) To pay to the Servicer any Liquidation Expenses not reimbursed prior to the deposit of Net Liquidation Proceeds to the Distribution Account; and

                           (v) Upon termination of the Trust, to make any payments required by Section 7.01.

                  If the Servicer deposits in the Distribution Account any amount not required to be deposited therein or any amount in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or other reason for non payment, the Indenture Trustee shall, upon request of the Servicer, immediately withdraw such amount from the Distribution Account, and any such amounts shall not be included in the amounts to be deposited in the Distribution Account pursuant to this Agreement, any provision herein to the contrary notwithstanding.

                  SECTION 8.4. The Policy.

                  (a) By the close of business on the Business Day preceding each Determination Date the Indenture Trustee shall determine from the Servicing Certificate with respect to the immediately following Payment Date, the Deficiency Amount, if any.

                  (b) If the Indenture Trustee determines pursuant to paragraph
(a) above that a Deficiency Amount would exist, the Indenture Trustee shall complete a Notice in the form of Exhibit A to the Policy and submit such notice to the Insurer no later than 12:00 noon New York City time on the related Determination Date preceding such Payment Date as a claim for the payment of an Insured Amount in an amount equal to the Deficiency Amount.

                  (c) The Indenture Trustee shall establish an Eligible Account (which may be a sub-account of the Distribution Account) for the benefit of the Noteholders and the Insurer referred to herein as the "Policy Payment Account" over which the Indenture Trustee shall have exclusive control and sole right of withdrawal. The Indenture Trustee shall deposit upon receipt any amount paid under the Policy into the Policy Payment Account and distribute such amount only for purposes of payment to the Noteholders of the Insured Amount for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Depositor, the Servicer, the Indenture Trustee or the Trust. Amounts paid under the Policy, to the extent needed to pay the Insured Amount, shall be disbursed by the Indenture Trustee to the Noteholders in accordance with Section 8.7(b)(iv), (vi) and (vii), as applicable. It shall not be necessary for such payments to be made by check or wire transfers separate from checks or wire transfers used to pay the Insured Amount with other funds available to make such payment. However, the amount of any payment of principal or interest on the Notes to be paid from funds transferred from the Policy Payment Account shall be noted as provided in subsection (d) of this Section 8.4 and in the Indenture Trustee's Statement to Noteholders. Funds held in the Policy Payment Account shall not be invested. Any funds remaining in the Policy Payment Account on the first Business Day following a Payment Date shall be returned to the Insurer pursuant to the written instructions of the Insurer by the end of such Business Day.

                  (d) The Indenture Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Note from moneys received under the Policy. The Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one (1) Business Day's prior written notice to the Indenture Trustee.

                  (e) The Indenture Trustee shall, upon retirement of the Notes, furnish to the Insurer a notice of such retirement, and, upon retirement of the Notes and the expiration of the term of the Policy, surrender the Policy to the Insurer for cancellation.

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

                  SECTION 8.5. [Reserved]

                  SECTION 8.6. [Reserved]

                  SECTION 8.7. Priority of Distributions.

                  (a) The Indenture Trustee shall deposit to the Distribution Account, without duplication, upon receipt, (i) the proceeds of any liquidation of the Collateral and (ii) Interest Collections and Principal Collections remitted by the Servicer, together with any Substitution Amounts, and any Loan Purchase Price amounts received by the Indenture Trustee.

                  (b) With respect to the Distribution Account, on each Payment Date, from amounts then on deposit therein and based solely on the information contained in the Servicing Certificate, the Indenture Trustee shall make the following allocations, disbursements and transfers in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

                           (i) from Interest Collections for such Payment Date, to the Indenture Trustee, (x) the Indenture Trustee Fee then due and accrued and (y) unpaid expenses of the Indenture Trustee up to the Indenture Trustee Expense Limit;

                           (ii) from Interest Collections for such Payment Date, to the Insurer, the Premium Amount with respect to the Notes for such Payment Date;

                           (iii) from Interest Collections for such Payment Date, to the Owner Trustee, the Owner Trustee Fee then due;

                           (iv) concurrently, pro rata based on the amounts due, to the Holders of the Notes, the Interest Payment Amount for such Payment Date, and during the Managed Amortization Period, to the Holders of the Class L Certificates, interest at the Contribution Rate for the related Interest Accrual Period on any Additional Balance Contributed Amount for such Payment Date;

                           (v) from Principal Collections for such Payment Date, on each Payment Date during the Managed Amortization Period on or prior to the date on which the Class L Pro Rata Test is satisfied, to the Holders of the Class L Certificates, an amount equal to any Additional Balance Contributed Amount for such Payment Date;

                           (vi) from Principal Collections for such Payment Date, to the Holders of the Notes as a payment of principal, the Principal Payment Amount for such Payment Date and, on each Payment Date during the Managed Amortization Period on which the Class L Pro Rata Test is satisfied but on or before the date on which the Class L Sequential Test is satisfied, to the Holders of the Class L Certificates an amount equal to the Additional Balance Contributed Amount (pro rata based on (a) the Additional Balance Contributed Amount and (b)(x) the Pool Balance less (y) the Additional Balance Contributed Amount);

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

                           (vii) to the Holders of the Notes, as a distribution of principal, the Overcollateralization Deficit for such Payment Date, if any;

                           (viii) to the Insurer, the Reimbursement Amount, if any, then due to it, including interest thereon;

                           (ix) to the Holders of the Notes, as a distribution of principal, the Accelerated Principal Payment for such Payment Date, if any;

                           (x) pari passu (a) to the Servicer, reimbursement for amounts reimbursable to the Servicer (including expenses associated with the transition to any new servicer) pursuant to the Sale and Servicing Agreement to the extent not previously reimbursed and (b) to the Indenture Trustee, up to a maximum of $5,000 on any Payment Date, to pay certain amounts that may be required to be paid to the Indenture Trustee with respect to its preparation and recording of assignments of mortgage (which amounts were not reimbursed pursuant to the Sale and Servicing Agreement);

                           (xi) to the Holders of the Notes, the current Deferred Interest with respect to the Notes and any unpaid Deferred Interest from prior Payment Dates with interest thereon at the Formula Note Rate;

                           (xii) pari passu, (a) to the Indenture Trustee, any unpaid fees and unreimbursed expenses and indemnities due and owing to the Indenture Trustee pursuant to Section 6.7 or otherwise under this Indenture or the Basic Documents and not otherwise paid pursuant to clauses (i) and (x) above; and (b) to the Owner Trustee, any unpaid fees and unreimbursed expenses (including indemnities) due and owing to the Owner Trustee and not otherwise paid pursuant to clauses (iii) above;

                           (xiii) to the Manager, the fees of the Manager under the Management Agreement; and

                           (xiv) to the Residual Certificateholders, any amounts remaining in the Distribution Account, as set forth in Section 4.11 of the Trust Agreement.

                  SECTION 8.8. Statements to Noteholders. The Indenture Trustee (based solely upon the Servicing Certificate received from the Servicer, and to the extent the information contained therein is sufficient therefor) will make available via its internet website on each Payment Date concurrently with each distribution to the Noteholders, to the Servicer, the Noteholders and the Insurer a statement setting forth:

                           (i) the amount being distributed to the Notes;

                           (ii) the amount of interest being distributed to the Notes and the Note Rate;

                           (iii) the amount, if any, of overdue accrued interest being distributed to the Notes (and the amount of interest thereon);

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

                           (iv) the amount, if any, of the remaining overdue accrued interest for the Notes after giving effect to such distribution;

                           (v) the amount, if any, of principal being distributed to the Notes;

                           (vi) the Servicing Fee for such Payment Date;

                           (vii) the principal balance of the Notes, after giving effect to such distribution;

                           (viii) the related initial Pool Balance and the related Pool Balance as of the end of the preceding Collection Period (in the aggregate and broken down by first lien Mortgage Loans and second lien Mortgage Loans);

                           (ix) the Indenture Trustee Fee and the Owner Trustee Fee for such Payment Date;

                           (x) the number and aggregate Principal Balance of Mortgage Loans (in the aggregate and broken down by first lien Mortgage Loans and second lien Mortgage Loans) that were (A) delinquent (exclusive of Mortgage Loans in bankruptcy or foreclosure or properties acquired by or on behalf of the Trust by deed in lieu of foreclosure)
         (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 to 119 days, (4) 120 to
         149 days, (5) 150 to 179 days and (6) 180 or more days, (B) in foreclosure, (C) in bankruptcy and (D) properties acquired by or on behalf of the Trust by deed in lieu of foreclosure;

                           (xi) (A) cumulative losses as a percentage of original Pool Balance and (B) cumulative losses as a percentage of current Pool Balance (in the aggregate and broken down by first lien Mortgage Loans and second lien Mortgage Loans);

                           (xii) the six-month rolling average of Mortgage Loans that are 60 days or more delinquent (in the aggregate and broken down by first lien Mortgage Loans and second lien Mortgage Loans);

                           (xiii) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

                           (xiv) the amount of any draws on the Policy;

                           (xv) the amount, if any, of Additional Balances created during the related Collection Period;

                           (xvi) the amount, if any, of the Additional Balance Contributed Amount for such Payment Date, and the amount of interest on such amount;

                           (xvii) whether the related Payment Date will fall during the Managed Amortization Period or the Rapid Amortization Period;

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

                           (xviii) whether a Rapid Amortization Event has occurred during the related Collection Period;

                           (xix) the amount, if any, of any Relief Act
         Shortfalls incurred during the related Collection Period;

                           (xx) the amount, if any, of interest shortfalls relating to prepayments during the related Collection Period;

                           (xxi) the amount of any servicing advances made by the Servicer during the related Collection Period;

                           (xxii) the outstanding principal balance of the three Mortgage Loans in with the largest outstanding principal balance;

                           (xxiii) whether an Event of Servicing Termination or an Insurer Default has occurred;

                           (xxiv) the Specified Overcollateralization Amount;

                           (xxv) the Overcollateralization Amount, after giving effect to payments on such Payment Date;

                           (xxvi) the Excess Cashflow for such Payment Date;

                           (xxvii) the total amount of funds received as Insured Amounts or Preference Amounts for such Payment Date, separately stating the portions used to pay principal and interest components of the Deficiency Amount; and

                           (xxviii) the cumulative amount of Insured Amounts or Preference Amounts paid by the Insurer through such Payment Date.

                  In the case of information furnished pursuant to clauses (ii),
(iii), (iv) and (v) above, the amounts shall be expressed as a dollar amount per Note with a $1,000 denomination.

                  The Indenture Trustee will make the reports referred to above (and, at its option, any additional files containing the same information in an alternative format) available each month to Noteholders, the Insurer, the Depositor and the Servicer via the Indenture Trustee's internet website, which is presently located at http://www.ctslink.com. If the Insurer requests a paper copy of such information, a paper copy shall be sent to the Insurer each month without the need for any additional request. The Indenture Trustee shall have the right to change the manner in which the reports referred to in this section are distributed in order to make such distribution more convenient and/or more accessible to the Noteholders, the Insurer, the Depositor and the Servicer. The Indenture Trustee will provide timely and adequate notification to all such parties regarding any such change to the method of distribution of the reports.

                  SECTION 8.9. Indenture Trustee Annual Certification. On or before January 31 of each year, the Depositor, on behalf of the Issuer, shall provide the Indenture Trustee with a written notice listing all Payment Date reports to Noteholders with respect to Payment Dates occurring in the prior calendar year that were included in a Form 8-K (or other applicable form) filing pursuant to Section 3.14 of the Sale and Servicing Agreement; provided that if no Form 10-K is required to be filed for such prior calendar year, no written notice shall be required. No later than March 15 of each year in which such written notice is provided by the Depositor to the Indenture Trustee, the Indenture Trustee shall sign a certification (in the form attached hereto as Exhibit C) for the benefit of the Person(s) signing the Form 10-K Certification, regarding certain aspects of the Form 10-K Certification.

                  SECTION 8.10. Rights of Noteholders and Residual Certificateholders. The Notes shall represent non-recourse debt obligations of the Issuer, each representing interests secured by the Collateral, including the Collection Account, the Distribution Account and the right to receive Interest Collections, Principal Collections, if any, and other amounts at the times and in the amounts specified in this Indenture and the Residual Certificates shall represent a beneficial ownership interest in the Issuer (other than the Policy).

                  SECTION 8.11. Opinion of Counsel. The Indenture Trustee and the Insurer shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to Section 8.2(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require as a condition to such action, an Opinion of Counsel (addressed to the Indenture Trustee and to the Insurer), stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders or the Insurer in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                   ARTICLE IX

                             Supplemental Indentures

                  SECTION 9.1. Supplemental Indentures Without Consent of Noteholders.

                  (a) Without the consent of the Holders of any Notes but with the prior written consent of the Insurer, as evidenced in writing to the Indenture Trustee, the parties hereto, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee and the Insurer, for any of the following purposes:

                           (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                           (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                           (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

                           (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

                           (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or with the Offering Document or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect the interests of the Holders of the Notes;

                           (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of
         Article VI; or

                           (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the TIA or under any similar federal statue hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

                  The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

                  (b) The parties hereto, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes but with the prior written consent of the Insurer and with prior notice to the Rating Agencies by the Issuer, as evidenced in writing to the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

                  SECTION 9.2. Supplemental Indentures with Consent of Noteholders. The parties hereto, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies, with the prior written consent of the Insurer and with the consent of the Class L Certificateholders and the Holders of not less than a majority of the Outstanding Amount of the Notes, by Act of such Holders delivered to the parties hereto, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that, subject to the express rights of the Insurer under the Basic Documents, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Notes affected thereby:

                           (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;

                           (ii) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

                           (iii) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                           (iv) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

                           (v) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Collateral pursuant to Section 5.4;

                           (vi) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

                           (vii) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

                           (viii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein or in any of the Basic Documents, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

                  The Indenture Trustee may conclusively rely as to whether or not any Notes would be adversely affected by any supplemental indenture upon receipt of an Opinion of

Counsel addressed and delivered to the Indenture Trustee and the Insurer to that effect and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for relying on such Opinion of Counsel in good faith.

                  It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                  Promptly after the execution by the parties hereto of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  SECTION 9.3. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee and the Insurer shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel (and, if requested, an Officer's Certificate) stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

                  SECTION 9.4. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                  SECTION 9.5. Reference in Notes to Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

                  SECTION 9.6. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be

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

prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                    ARTICLE X

                               Redemption of Notes

                  SECTION 10.1. Redemption; Repurchase. The Notes are subject to redemption or repurchase in whole, but not in part, at the direction of the applicable Optional Redemption Holder pursuant to Section 7.01(b) of the Sale and Servicing Agreement, on any Payment Date on which such Optional Redemption Holder exercises its option to transfer the Trust Property pursuant to said
Section 7.01(b) or to repurchase for a purchase price equal to the Redemption Price the Notes without the transfer of the Trust Property. The Depositor or the Issuer shall furnish the Insurer notice of such redemption or repurchase not later than 35 days prior to the Redemption Date. If the Notes are to be redeemed or repurchased pursuant to this Section 10.1, the Depositor or the Issuer shall furnish notice of such election to the Indenture Trustee not later than 35 days prior to the Redemption Date and the Issuer shall deposit or undertake to deposit on or prior to the Redemption Date with the Indenture Trustee in the Distribution Account the Redemption Price of such Notes whereupon all such Notes shall be due and payable on the Redemption Date (or, in the case of a repurchase, the Redemption Price shall be payable to the Holders thereof) upon the furnishing of a notice complying with Section 10.2 (unless the Issuer shall default in the deposit of the Redemption Price). If the Notes are redeemed by the Optional Redemption Holder without the purchase of the Trust Property, the Notes will remain Outstanding and will be registered to, or to the order of, the Optional Redemption Holder in accordance with the terms of this Indenture.

                  SECTION 10.2. Surrender of Notes.

                  (a) Notice of any termination or other redemption, specifying the Payment Date (which shall be a date that would otherwise be a Payment Date) upon which the Noteholders may surrender their Notes to the Indenture Trustee for payment of the final distribution and (if applicable) cancellation, shall be given by the Indenture Trustee (upon receipt of written directions from the Optional Redemption Holder, if the Optional Redemption Holder is exercising its right to transfer the Mortgage Loans) promptly to the Insurer, the Servicer, the Depositor and to the Noteholders in accordance with Section 10.03. In the event written directions are delivered to the Indenture Trustee as described in
Section 10.01, the Optional Redemption Holder shall deposit in the Distribution Account on or before the Payment Date for such final distribution in immediately available funds an amount which, when added to the funds on deposit in the Collection Account that are payable to the Noteholders, will be equal to the Redemption Price, together with all amounts due and owing to the Indenture Trustee under this Indenture and the Basic Documents and to the Insurer for unpaid premiums and unreimbursed draws on the Policy and all other amounts due and owing to the Insurer pursuant to the Insurance Agreement, together with interest thereon as provided under the Insurance Agreement.

                  (b) Upon presentation and surrender of the Notes, the Indenture Trustee shall cause to be distributed to the Holders of Notes on the Payment Date for such final distribution, in proportion to the Percentage Interests of their respective Notes and to the extent that funds are available for such purpose, the amount required to be distributed to Noteholders pursuant to Section 10.1 of this Indenture for such Payment Date. The distribution on such final Payment Date pursuant to a redemption pursuant to
Section 7.01(a)(B)(i) of the Sale and Servicing Agreement shall be in lieu of the distribution otherwise required to be made on such Payment Date in respect of the Notes. On the final Payment Date prior to having made the distributions called for above, the Indenture Trustee shall withdraw from the Distribution Account and pay to reimburse itself for all amounts due and owing to the Indenture Trustee under this Indenture and the Basic Documents and shall, based upon the information set forth in the Servicing Certificate for such Payment Date, withdraw from the Distribution Account and remit to the Insurer the lesser of (x) the amount available for distribution on such final Payment Date and (y) the unpaid amounts due and owing to the Insurer for unpaid premiums and unreimbursed draws on the Policy and all other amounts due and owing to the Insurer pursuant to the Insurance Agreement, together with interest thereon as provided under the Insurance Agreement.

                  (c) In the event that all of the Noteholders shall not surrender their Notes for final payment and (if applicable) cancellation on or before such final Payment Date, the Indenture Trustee shall on such date cause all funds in the Distribution Account not distributed in final distribution to Noteholders to be withdrawn therefrom and credited to the remaining Noteholders by depositing such funds in a separate escrow account for the benefit of such Noteholders and the Optional Redemption Holder (if the Optional Redemption Holder has exercised its right to transfer the Mortgage Loans) or the Indenture Trustee (in any other case) and shall give a second written notice to the remaining Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

                  SECTION 10.3. Redemption Notice. Notice of redemption supplied under Section 10.1 shall be given by the Indenture Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed at least 20 days prior to the applicable Redemption Date to each Holder of Notes of record, as of the Record Date for the last Payment Date preceding the applicable Redemption Date, at such Holder's address appearing in the Note Register.

                  All notices of redemption shall state:

                           (i) the Redemption Date upon which final payment of the Notes will be made (if the Notes are being retired) and whether the Notes will remain Outstanding thereafter;

                           (ii) the amount of any distribution on the Redemption Date;

                           (iii) that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes at the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2); and

                           (iv) that interest on the Notes shall cease to accrue on the Redemption Date.

                  Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

                  SECTION 10.4. Notes Payable on Redemption Date. The Notes to be redeemed shall (unless such Notes will remain Outstanding as set forth above), following notice of redemption as required by Section 10.2, on the Redemption Date become due and payable at the Redemption Price (and, if such Notes will remain Outstanding, the Redemption Price will be payable to the then-current Holders of the Notes) and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                   ARTICLE XI

                                  Miscellaneous

                  SECTION 11.1. Compliance Certificates and Opinions, etc. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and to the Insurer if the application or request is made to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA or any provision of this Agreement) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                           (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                           (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

                  SECTION 11.2. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Depositor or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositor or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any certificate, Issuer Order or Issuer Request may be executed on behalf of the Issuer by the Depositor.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to conclusively rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

                  SECTION 11.3. Acts of Noteholders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any customary manner of the Indenture Trustee.

                  (c) The ownership of Notes shall be proved by the Note
Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

                  SECTION 11.4. Notices, etc., to Indenture Trustee, Issuer, Insurer and Rating Agencies. Any request, demand, authorization, direction, notice, order, instruction, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

                  (a) The Indenture Trustee by any Noteholder or by the Issuer shall be made in writing and either personally delivered, delivered by facsimile by overnight courier or mailed first-class to the Indenture Trustee at Sixth Street and Marquette Avenue, Minneapolis Minnesota 55479, Attention: Sequoia HELOC Trust 2004-1, Telecopy: (410) 884-2362 for Note transfer purposes, and for all other purposes at its Corporate Trust Office, or

                  (b) The Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if personally delivered, delivered by facsimile or overnight courier or mailed first class, and shall deemed to have been duly given upon receipt to the Issuer addressed to: Sequoia HELOC Trust 2004-1, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1605, Telecopy: (302) 636-4140, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee by Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Indenture Trustee shall provide a copy of any notice it receives from the Issuer or any Noteholder to the Owner Trustee for distribution to the Class L Certificateholders.

                  (c) The Insurer by the Issuer or the Indenture Trustee shall be sufficient for any purpose hereunder if in writing and mailed by first-class mail personally delivered or telecopied to the recipient as follows:

                  To the Insurer:      Ambac Assurance Corporation
                                       One State Street Plaza

                                       New York, NY 10004
                                       Attention: Managing Director

                                       Telecopy: (212) 363-1459

                  Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered, delivered by overnight courier or first class or via facsimile to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., 99 Church Street, New York, New York 10004, Fax No:
(212) 533-0355 and (ii) in the case of S&P, at the following address: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department, Fax No:
(212) 438-2661; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

                  SECTION 11.5. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event (and in all cases, the Insurer shall receive notice), at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

                  In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

                  Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder.

                  SECTION 11.6. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Note Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices, provided that such methods are reasonable and consented to by the Indenture Trustee (which consent shall not be unreasonably withheld). The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the

Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

                  SECTION 11.7. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this indenture by any of the provisions of the TIA, such required provision shall control.

                  The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

                  SECTION 11.8. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Notwithstanding anything to the contrary contained in this Indenture or any document delivered herewith, all persons may disclose to any and all persons, without limitation of any kind, the federal income tax treatment of the Notes, any fact relevant to understanding the federal tax treatment of the Notes, and all materials of any kind (including opinions or other tax analyses) relating to such federal tax treatment.

                  SECTION 11.9. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

                  SECTION 11.10. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 11.11. Benefits of Indenture. The Insurer and its successors and assigns shall be third-party beneficiaries to the provisions of this Indenture, and shall be entitled to rely upon and directly to enforce such provisions of this Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Insurer, and the Noteholders, and any other party secured hereunder, and any other person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture. The Insurer may disclaim any of its rights and powers under this Indenture (in which case the Indenture Trustee may exercise such rights or powers hereunder), but not its duties and obligations under the Policy upon delivery of a written notice to the Indenture Trustee.

                  SECTION 11.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

                  SECTION 11.13. GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 11.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 11.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Issuer or any other counsel reasonably acceptable to the Indenture Trustee and the Insurer) to the effect that such recording is necessary either for the protection of the Noteholders or any other person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

                  SECTION 11.16. Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Depositor, the Servicer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any Note or other writing delivered in connection herewith or therewith, against (i) the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, shareholder, employee or agent of the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Depositor, the Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                  SECTION 11.17. No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Depositor, or the Issuer, or join in any institution against the Depositor, or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

                  SECTION 11.18. Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee or of the Insurer, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its Obligations hereunder.

                  SECTION 11.19. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Indenture and by any person claiming by, through or under them and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Issuer under this Indenture or any related documents.

                                   ARTICLE XII

                  Rapid Amortization Events; Events of Default

                  SECTION 12.1. Rapid Amortization Events. The following shall constitute Rapid Amortization Events with respect to the Notes:

                  (a) failure on the part of the Seller, the Depositor or the Servicer, as the case may be, (i) to make any payment or deposit required by the terms of this Indenture, the Sale and Servicing Agreement or the Insurance Agreement, as applicable, within five Business Days after notification that such payment or deposit is required to be made, or (ii) to observe or perform in any material respect the covenants or agreements of the Seller, the Depositor or the Servicer, as the case may be, set forth in the Sale and Servicing Agreement or the Insurance Agreement or this Indenture, as the case may be, and which, in the case of clause (ii), continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller, the Depositor or the Servicer, as the case may be, by the Indenture Trustee, or to the Seller, the Depositor or the Servicer, as the case may be, and the Indenture Trustee by the Insurer;

                  (b) any representation or warranty made by the Seller, the Depositor or the Servicer, as the case may be, in this Indenture, the Sale and Servicing Agreement or the Insurance Agreement shall prove to have been incorrect in any material respect when made, as a result of which the interests of the Noteholders or the Insurer are materially and adversely affected and which continues to be incorrect in any material respect and continues to affect materially and adversely the interests of the Noteholders or the Insurer for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Depositor, the Seller or the Servicer, as the case may be, by the Indenture Trustee, or to the Depositor, the Seller or the Servicer, as the case may be, and the Indenture Trustee by the Insurer; provided, however, that with respect to any such representation or warranty made with respect to any Mortgage Loan, a Rapid Amortization Event shall not be deemed to occur if the Seller has purchased such Home Equity Loan within 90 days (or within an additional 30 days with the consent of the Indenture Trustee and the Insurer).

                  (c) the Seller or the Depositor or any of their Subsidiaries or Affiliates shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or the Depositor or of or relating to all or substantially all of such Person's property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller or the Depositor and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; or the Seller or the Depositor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

                  (d) the Issuer becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

                  (e) any draw is made under the Policy in respect of principal of the Notes;

                  (f) an Event of Servicing Termination has occurred;

                  (g) the Issuer is determined to be an association taxable as a corporation that does not constitute a "qualified REIT subsidiary" under the Code for federal income tax purposes; or

                  (h) an Event of Default has occurred.

                  In the case of any event described in clauses (a) through (h) above, a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in the Indenture or Sale and Servicing Agreement, any of the Indenture Trustee or Holders holding Notes evidencing more than 50% of the Outstanding Amount, in each case with the prior written consent of the Insurer (so long as no Insurer Default has occurred and is continuing) or the Insurer (so long as no Insurer Default has occurred and is continuing), by written notice to the Issuer, the Insurer, the Depositor, and the Servicer (and to the Indenture Trustee, if given by the Noteholders or the Insurer) declare that a Rapid Amortization Event has occurred as of the date of such notice.

                  In addition to the consequences of a Rapid Amortization Event discussed above, if the Depositor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Depositor, on the day of any such filing or appointment no further Additional Balances will be transferred to the Trust and the Depositor will promptly give notice to the Indenture Trustee and the Insurer of any such filing or appointment. Within 15 days, the Indenture Trustee notify the Holders of the Notes of the occurrence of such event.

                  SECTION 12.2. Certain Consequences of an Event of Default. Following the occurrence of an Event of Default, if so directed by the Insurer, so long as no Insurer Default has occurred and is continuing (or, if an Insurer Default has occurred and is continuing, if so directed by Holders holding Notes evidencing more than 50% of the Outstanding Amount), the Indenture Trustee will sell, dispose of or otherwise liquidate the Collateral with respect to the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms. So long as (i) no Event of Servicing Termination has occurred and is continuing and (ii) such Event of Default was not caused by the Servicer, any such sale, disposal or liquidation will be "servicing retained" by the Servicer. With respect to the Notes, the net proceeds of such sale will be paid
(i) first, to the Indenture Trustee and the Owner Trustee, any unpaid fees due and owing and to the Indenture Trustee, any unpaid expenses due and owing (subject to the Indenture Trustee Expense Limit), (ii) second, to the Holders of the Notes, insofar as may be necessary to reduce the Note Principal Balance of the Notes, together with all accrued and unpaid interest due thereon, to zero,
(iii) third, to reimburse the Insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the Insurer, (iv) fourth, to the Indenture Trustee and the Owner Trustee, any unreimbursed expenses due and owing, including, with respect to the Indenture Trustee, all unreimbursed expenses incurred by the Indenture Trustee in connection with such Event of Default and sale of the Collateral and (v) fifth, to the Residual Certificateholders, in the order and priority described in Section 8.7(b)(xiv), any remaining amounts.

                  IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, hereunto duly authorized, all as of the day and year first above written.

                                  SEQUOIA HELOC TRUST 2004-1

                                  By: WILMINGTON TRUST COMPANY,
                                      not in its individual capacity but
                                      solely as Owner Trustee

                                  By:________________________________
                                     Name:
                                     Title:

                                  WELLS FARGO BANK, N.A.,
                                    not in its individual capacity but
                                    solely as Indenture Trustee

                                  By:________________________________
                                     Name:
                                     Title:

Acknowledged and Agreed:

SEQUOIA MORTGAGE FUNDING CORPORATION

By:________________________________
   Name:
   Title:

RWT HOLDINGS, INC.

By:________________________________
   Name:
   Title:

                            [ANNEX A - DEFINED TERMS]

                                                                       EXHIBIT A

                                 [Form of Note]

                 SEQUOIA HELOC TRUST 2004-1 NOTE, SERIES 2004-1

REGISTERED                                                          $[_________]

No. [__]                                                        CUSIP NO. [____]

                  Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                           SEQUOIA HELOC TRUST 2004-1

                     HELOC ASSET-BACKED NOTES, SERIES 2004-1

                  Sequoia HELOC Trust 2004-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [_______________________] ($[___________]), such amount payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $[_________] and the denominator of which is $[_________] by (ii) the aggregate amount, if any, payable from the Distribution Account in respect of principal on the Notes pursuant to Section 8.7 of the Indenture; provided, however, that the entire unpaid principal amount of this Note and all accrued and unpaid interest shall be due and payable on the Payment Date in [_____] (the "Final Scheduled Payment Date"). The Issuer will pay accrued interest on this Note on each Payment Date in accordance with the priority of payments set forth in the Indenture. Interest on this Note will accrue for each Payment Date at the Note Rate on the Outstanding Amount hereof from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from the Closing Date. Interest will be computed on the basis of the actual number of days elapsed in a 360-day year. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

                  The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

                  The Notes are entitled to the benefits of a certificate guaranty insurance policy (the "Policy") issued by Ambac Assurance Corporation (the "Insurer"), pursuant to which the Insurer has unconditionally guaranteed payments of the Insured Amounts with respect to the Notes on each Payment Date and Preference Amounts, all as more fully set forth in the Policy.

                  For purposes of federal income, state and local income and franchise and any other income taxes, the Issuer will treat the Notes as indebtedness of the Issuer and the Residual Certificates as equity in the Issuer and has instructed the Indenture Trustee to prepare tax returns and reports regarding the Notes and the Trust consistent with such treatment for federal and state tax reporting purposes. Each Noteholder by acceptance of a Note (and each owner of a beneficial interest in a Note by acceptance of such beneficial interest) agrees to treat the Notes for federal income, state and local income and franchise and any other income taxes as indebtedness of the Issuer.

                  Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Depositor, the Seller, the Servicer, the

                                      A-1-2

Indenture Trustee, or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any owner, beneficiary, agent, officer, director, shareholder or employee of the Depositor, the Seller, the Servicer, the Indenture Trustee, or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Depositor, the Seller, the Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Depositor, the Seller, the Servicer, the Indenture Trustee, or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

                  Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

                  Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                  This Note is one of a duly authorized issue of Notes of the Issuer, designated as its HELOC Asset-Backed Notes, Series 2004-1 issued under an Indenture dated as of June 1, 2004 (such agreement, as supplemented or amended, is herein called the "Indenture"), between the Issuer and Wells Fargo Bank, N.A., as Indenture Trustee (the "Indenture Trustee"), which term includes any successor Indenture Trustee under the Indenture.

                  All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended. If any such terms are not defined in the Indenture, as supplemented or amended, then such terms shall have the meanings assigned to them in or pursuant to the Trust Agreement dated as of June 1, 2004 (such trust agreement, as supplemented or amended is herein called the "Trust Agreement"), between Sequoia Mortgage Funding Corporation, as Depositor, and Wilmington Trust Company, as Owner Trustee (the "Owner Trustee," which term includes any successor Owner Trustee under the Trust Agreement), as so supplemented or amended.

                  The Notes are and will be secured by the collateral pledged as security therefor as provided in the Indenture.

                  Principal of the Notes will be payable on each Payment Date in an amount described in the Indenture. "Payment Date" means the twentieth (20th) day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing in July 2004. The term "Payment Date," shall be deemed to include the Final Scheduled Payment Date.

                  As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section 10.1 of the Indenture. Notwithstanding the foregoing, on the date on which an Event of Default shall have occurred and be continuing, the Insurer (so long as there is no

                                      A-1-3
continuing Insurer Default) or, if an Insurer Default has occurred and is continuing, Holders holding Notes evidencing more than 50% of the Outstanding Amount, shall have the right among others to direct the Indenture Trustee to sell or liquidate the Mortgage Loans as provided in Section 12.2 of the Indenture and pay such amounts to the Holders of the Notes. All principal payments on the Notes shall be made pro rata to the Holders of the Notes entitled thereto.

                  Payments of accrued interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by wire transfer (or upon the request of a Holder holding Notes having denominations aggregating at least $1,000,000 and received by the Indenture Trustee at least five Business Days prior to the related Record Date, by check or money order or otherwise) to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Note registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Any check or money order shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the office designated by the Indenture Trustee for such purposes.

                  The Issuer shall pay interest on overdue installments of interest at the Note Rate to the extent lawful.

                  As provided in the Indenture, the Notes may be redeemed pursuant to Section 10.1 of the Indenture, in whole, but not in part, at the option of the holder of the Class C Interest or the holder of the majority interest in the Class O Certificates (with the consent of the Insurer under certain circumstances), on any Payment Date occurring after the end of a Collection Period on which the Note Balance on such Payment Date is less than or equal to 20% or 10%, respectively, of the Original Note Balance. In the case of a redemption at the option of the holder of the Class C Interest, such holder may elect to keep the Notes Outstanding following repurchase from the then-current Holder.

                  As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the

                                      A-1-4
requirements of the Note Registrar which requirements include membership or participation in Notes Transfer Agents Medallion Program ("Stamp") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, Stamp, all in accordance with the Exchange Act, and
(ii) accompanied by such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

                  Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Depositor, the Seller, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any owner, beneficiary, agent, officer, director, shareholder or employee of the Depositor, the Seller, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Depositor, the Seller, the Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Depositor, the Seller, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

                  Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that by accepting the benefits of the Indenture and the Trust Agreement that such Noteholder will not at any time institute against the Depositor, or the Issuer or join in any institution against the Depositor, or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Trust Agreement, the Indenture or the Basic Documents.

                  Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and the Insurer and any agent of the Issuer, the Indenture Trustee or the Insurer shall treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Note under the Indenture at any time by the Issuer with the consent of the

                                      A-1-5

Insurer and of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder but with the consent of the Insurer.

                  The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture or the Trust Agreement.

                  The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                  This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws. The Trust Agreement shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

                  No reference herein to the Trust Agreement or the Indenture and no provision of this Note, the Trust Agreement or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

                  Anything herein to the contrary notwithstanding, except as expressly provided in the Trust Agreement, the Indenture or the Basic Documents, neither Wilmington Trust Company in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective beneficiaries, agents, officers, directors, shareholders, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Issuer for the sole purposes of binding the interests of the Issuer in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Basic Documents in the case of a Rapid Amortization Event or an Event of Default with respect to the Notes under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                      A-1-6

                  IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date: June ___, 2004                    SEQUOIA HELOC TRUST 2004-1

                                        By: Wilmington Trust Company,
                                            not in its individual capacity
                                            but solely as Owner Trustee

                                        By: _________________________________
                                            Name:
                                            Title:

                                      A-1-7

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: June ___, 2004                         WELLS FARGO BANK, N.A.,
                                             not in its individual capacity
                                             but solely as Indenture Trustee

                                             By:______________________________
                                                     Authorized Signatory

                                      A-1-8

                                    EXHIBIT B

                           FORM OF OPINION OF COUNSEL

                                    EXHIBIT C

                     FORM OF CERTIFICATION TO BE PROVIDED TO
               SEQUOIA HELOC TRUST 2004-1 BY THE INDENTURE TRUSTEE

                    Sequoia HELOC Trust 2004-1 (the "Trust")
                            HELOC Asset-Backed Notes

                  I, ____________________, a ______________ of Wells Fargo Bank,
National Association ("Wells Fargo"), as Indenture Trustee in respect of Sequoia HELOC Trust 2004-1, hereby certify to Sequoia Mortgage Funding Corporation (the "Depositor") and its officers, directions and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

         1. The Depositor has provided to the Indenture Trustee a written notice listing all of the monthly Noteholder reports that were prepared by the Indenture Trustee and that will be included in the Depositor's Form 10-K for the Trust's fiscal year ending on _____________. I have reviewed each of such reports.

         2. Based on my knowledge, the information in these Noteholder reports prepared by the Indenture Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report.

         3. Based on my knowledge, the information required to be provided by the Indenture Trustee under Section 8.8 of the Indenture, dated as of June 1, 2004, between the Trust and Wells Fargo Bank, N.A. is included in these reports.

                  Capitalized terms used but not otherwise defined herein, shall have the meanings assigned thereto in Annex A to the Indenture.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

                                                 WELLS FARGO BANK, N.A.,
                                                 as Indenture Trustee

Dated:____________________                       By:___________________________
                                                 Name:
                                                 Title:

                             ANNEX A - DEFINED TERMS

                  Accelerated Principal Payment: With respect to any Payment Date, a payment received as a payment of principal by the Noteholders, for the purpose of increasing the related Overcollateralization Amount, to be paid from the Excess Cashflow in an amount equal, for any Payment Date, to the lesser of
(x) the amount of the Excess Cashflow and (y) the Overcollateralization Deficiency Amount.

                  Account: Any of the Distribution Account or the Collection Account.

                  Acknowledgments: The Assignment, Assumption and Recognition Agreements, dated June 29, 2004, assigning rights under the Purchase and Servicing Agreements from the Seller to the Depositor, from the Depositor to the Issuer and from the Issuer to the Indenture Trustee.

                  Act: As defined in Section 11.3(a) of the Indenture.

                  Additional Balance: With respect to the Mortgage Loans and any date of determination, the aggregate amount of all Draws conveyed to the Issuer with respect to such Pool pursuant to Section 2.01 of the Sale and Servicing Agreement.

                  Additional Balance Contributed Amount: As to any Payment Date, the difference, if any, between (a) the aggregate excess, if any, for all prior Payment Dates during the Managed Amortization Period of (i) the aggregate principal amount of all Additional Balances created during the Collection Period relating to each such Payment Date over (ii) Principal Collections relating to such Payment Date, and (b) the aggregate Additional Balance Contributed Amounts paid to the Holders of the Class L Certificates on all prior Payment Dates pursuant to Section 8.7(b) of the Indenture.

                  Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  Appraised Value: As to any Mortgaged Property, the value established by either a full appraisal or a drive by inspection of such Mortgaged Property made to establish compliance with the underwriting criteria then in effect in connection with the application for the Mortgage Loan secured by such Mortgaged Property.

                  Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Indenture Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, to the extent permitted by applicable law.

                  Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

                  Authorized Officer: With respect to the Issuer, the Depositor, the Manager or any officer or agent acting pursuant to a power of attorney of the Owner Trustee who is authorized to act for the Owner Trustee (including the Depositor) in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee and the Depositor to the Indenture Trustee on the Closing Date (as such lists may be modified or supplemented from time to time thereafter).

                  Available Funds: With respect to any Payment Date, the amount then on deposit in the Distribution Account, after taking into account the deposits thereto made pursuant to Section 8.7(a) of the Indenture, if any (exclusive of the amount of any related Insured Amount or Preference Amount then on deposit in the Policy Payment Account or deposited into the Distribution Account in accordance with Section 8.4(c) of the Indenture).

                  Basic Documents: The Indenture, the Notes, the Residual Certificates, the Certificate of Trust, the Trust Agreement, the Sale and Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Custody Agreement, the Purchase and Servicing Agreements, the Indemnification Agreement, the Insurance Agreement, the Policy, the Management Agreement and the Acknowledgments.

                  BBA: The British Bankers' Association.

                  BIF: The Bank Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

                  Billing Cycle: With respect to any Mortgage Loan and Collection Period, the billing period specified in the related Credit Line Agreement and with respect to which amounts billed are received during such Collection Period.

                  Book-Entry Notes: A beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.9 of the Indenture.

                  Business Day: Any day other than (i) a Saturday or Sunday,
(ii) a day on which banking institutions in the state of New York, the state of California or the state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed or (iii) a day on which the Insurer is closed.

                  Certificate of Trust: The certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement.

                  Class C Interest: As defined in Section 1.1 of the Trust Agreement.

                  Class L Certificates: As defined in Section 1.1 of the Trust Agreement.

                  Class L Principal Distribution Amount: During the Managed Amortization Period and with respect to each Payment Date on or prior to the date on which the Class L Sequential Test is satisfied, will equal (x) on each Payment Date on or prior to the date on which the Class L Pro Rata Test is satisfied, the Additional Balance Contributed Amount and (y) on each Payment Date on which the Class L Pro Rata Test is satisfied, a pro rata portion of Principal Collections remaining after application of Principal Collections to fund Additional Balances, determined based on (i) the Additional Balance Contributed Amount and (ii)(A) the Pool Balance less (B) the Additional Balance Contributed Amount. On any Payment Date during the Managed Amortization Period following the date on which the Class L Sequential Test is satisfied, the Class L Principal Distribution Amount will be zero.

                  Class L Pro Rata Test: A test that is satisfied if, on any Payment Date during the Managed Amortization Period on or after the January 2007 Payment Date, the Additional Balance Contributed Amount exceeds 3.50% of the Pool Balance.

                  Class L Sequential Test: A test that is satisfied if, on any Payment Date during the Managed Amortization Period on or after the January 2007 Payment Date, the Additional Balance Contributed Amount exceeds 7.00% of the Pool Balance. Once satisfied, the Class L Sequential Test will be deemed to be satisfied on all subsequent Payment Dates during the Managed Amortization Period.

                  Class O Certificates: As defined in Section 1.1 of the Trust Agreement.

                  Class Principal Balance: With respect to the Class L Certificates and any Payment Date during the Managed Amortization Period, zero. With respect to the Class L Certificates and any Payment Date during the Rapid Amortization Period, the sum of the Additional Balance Contributed Amount at the commencement of the Rapid Amortization Period and the aggregate amount of Draws conveyed to the Issuer during the Rapid Amortization Period, less the aggregate Realized Loss Allocated Amount for all prior Payment Dates and, after the Notes are paid in full, distributions to Class L Certificates pursuant to Section 4.11 of the Trust Agreement representing principal payments on the Mortgage Loans.

                  With respect to the Class O Certificates and any Payment Date, an amount equal to the excess of the Pool Balance on the last day of the related Collection Period (after taking into account all Principal Collections for such Payment Date) over the sum of (a) the aggregate Note Principal Balance of the Notes on such Payment Date (after taking into account any reductions to such aggregate Note Principal Balance resulting from payments made pursuant to clauses (vi) and (vii) of Section 8.7(b) of the Indenture on such Payment Date) and (b) the Class Principal Balance of the Class L Certificates immediately prior to such Payment Date.

                  Clean-Up Call Date: The date on which the Holders of the Class O Certificates are able to exercise their right of optional redemption of the Notes pursuant to Section 10.1 of the Indenture and Section 7.01(b) of the Sale and Servicing Agreement.

                  Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                  Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  Closing Date: June 29, 2004.

                  Code: The Internal Revenue Code of 1986, as amended from time to time.

                  Collateral: As defined in the Granting Clause of the Indenture.

                  Collection Account: The "Custodial Account" established and maintained pursuant to Section 4.04 of the Master Servicing Agreement (as defined in the Acknowledgment relating to the Master Servicing Agreement among the Issuer, the Servicer and the Indenture Trustee).

                  Collection Period: With respect to any Payment Date and any Mortgage Loans, the calendar month preceding such Payment Date.

                  Combined Loan-to-Value Ratio: With respect to any Mortgage Loan as of any date, the percentage equivalent of a fraction, the numerator of which is the sum of (A) the Credit Limit and (B) the outstanding Principal Balance as of the date of application for the related credit line (or as of any subsequent date, if any, as of which such outstanding principal balance may be determined in connection with an increase in the Credit Limit for such Mortgage
Loan) of any mortgage loan or mortgage loans that are senior in priority to the Mortgage Loan and which are secured by the same Mortgaged Property and the denominator of which is (C) the Appraised Value of the related Mortgaged Property as set forth in the Mortgage File as of the date of the appraisal or on such subsequent date, if any, or (D) in the case of a Mortgaged Property purchased within one year of the date of execution of the related Credit Line Agreement, the lesser of (x) the Appraised Value of the related Mortgaged Property as set forth in the loan files as of the date of the appraisal and (y) the purchase price of such Mortgaged Property.

                  Contribution Rate: (x) as to any Payment Date during the Managed Amortization Period on or prior to the date on which the Class L Sequential Test is satisfied, LIBOR plus 0.50% per annum, calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year and (y) as to any Payment Date during the Managed Amortization Period occurring after the date on which the Class L Sequential Test is satisfied and as to any Payment Date during the Rapid Amortization Period, the Maximum Rate.

                  Controlling Party: The Insurer, so long as no Insurer Default shall have occurred and be continuing, and the majority of the Noteholders, for so long as an Insurer Default shall have occurred and is continuing.

                  Corporate Trust Office: With respect to (i) the Indenture Trustee, the corporate trust office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at date of the execution of the Indenture is located at 9062 Old Annapolis Road, Columbia Maryland, 21045, Attention: Sequoia HELOC 2004-1, Telecopy: (410) 884-2363 and (ii) the Owner Trustee, at its corporate trust administration office located at Wilmington Trust Company Rodney Square North, 1100 North Market Street,

Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration, or at such other address as the Owner Trustee may designate by notice to the Noteholders and the Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Noteholders and the Depositor).

                  Credit Limit: As to any Mortgage Loan, the maximum principal balance permitted under the terms of the related Credit Line Agreement.

                  Credit Line Agreement: With respect to any Mortgage Loan, the related home equity line of credit agreement and promissory note executed by the related Mortgagor and any amendment or modification thereof.

                  Credit Scores: With respect to the Mortgage Loans, statistical credit scores obtained by mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness.

                  Custodian: Wells Fargo Bank, N.A., a national banking association, or any replacement Custodian named by the Indenture Trustee and approved by the Insurer on prior written notice to the Servicer, the Depositor, the Issuer and the Insurer.

                  Custody Agreement: The custodial agreement dated as of June 1, 2004 among the Custodian, the
Indenture Trustee and the Servicer.

                  Cut-Off Date: The close of business on June 1, 2004.

                  Default: Any occurrence that is, or with notice or the lapse of time or both would become, a Rapid Amortization Event.

                  Defective Mortgage Loan: A Mortgage Loan subject to retransfer pursuant to Section 2.03 or 2.05 of the Sale and Servicing Agreement.

                  Deferred Interest: With respect to the Notes and any Payment Date, the excess, if any, of interest due at the Formula Note Rate over interest due at the Note Rate.

                  Deficiency Amount: With respect to the Notes, an amount equal to the sum of (a) for any Payment Date, the excess, if any, of (i) the Interest Payment Amount (excluding any Relief Act Shortfalls, any interest shortfalls resulting from prepayments on the Mortgage Loans and any Deferred Interest) over
(ii) the portion of the Available Funds for such Payment Date remaining after payment of the Indenture Trustee Fee, the Premium Amount and the Owner Trustee Fee, in each case, for such Payment Date, such portion being (A) during the Managed Amortization Period, the pro rata portion of such remaining Available Funds based on the pari passu application of such amount to the Interest Payment Amount and to interest on any Additional Balance Contributed Amount at the Contribution Rate on such Payment Date and (B) after the Managed Amortization Period, all such remaining Available Funds, (b) for any Payment Date other than the Final Scheduled Payment Date, the Overcollateralization Deficit, if any, for such Payment Date remaining after giving effect to payments pursuant to Section 8.7(b)(vii) of the Indenture on such Payment Date and (c) on the Final Scheduled Payment Date, the

Outstanding Amount, after taking into account all payments to be made to the Notes on the Final Scheduled Payment Date other than pursuant to the Policy.

                  Definitive Notes: As defined in Section 2.11 of the Indenture.

                  Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

                  Depositor: Sequoia Mortgage Funding Corporation, a Delaware corporation, and any successor in interest thereto.

                  Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Notes evidencing $317,044,000 in initial principal amount of the Notes. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(5) of the UCC of the State of New York.

                  Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  Designated Telerate Page: The Dow Jones Telerate Service page 3750, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's "Interest Settlement Rates" for deposits in U.S. dollars.

                  Determination Date: With respect to any Payment Date, the third Business Day prior to such Payment Date or such earlier day as shall be designated by the Insurer and the Indenture Trustee.

                  Distribution Account: That account designated as the "Distribution Account" and established pursuant to Section 8.3 of the Indenture.

                  Draw: With respect to any Mortgage Loan, an additional borrowing by the Mortgagor subsequent to the Issue Date in accordance with the related Credit Line Agreement.

                  Draw Period: With respect to any Mortgage Loan, the period of time specified in the related Credit Line Agreement whereby a Mortgagor may make a Draw under the related Credit Line Agreement, not to exceed ten years (as applicable) unless extended pursuant to such Credit Line Agreement and the Master Servicing Agreement.

                  Eligible Account: A segregated account that is (i) maintained with a depository institution whose short-term debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, (ii) one or more accounts maintained with a depository institution whose long-term unsecured debt rating by the Rating Agencies is at least AA- and whose accounts are fully insured by either the SAIF or the BIF, (iii) a segregated trust account maintained with the Indenture Trustee in its fiduciary capacity, or (iv) otherwise acceptable to each Rating Agency and the Insurer as evidenced by a letter from each Rating Agency and the Insurer to the Indenture Trustee, without reduction or withdrawal of their then current ratings of the Notes without regard to the Policy.

         Eligible Investments: At any time, any one or more of the following obligations and securities:

                  (i) obligations of the United States or any agency thereof, provided that such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Notes by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                  (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency rating such paper, or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Notes by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not the applicable Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as shall not result in the downgrading or withdrawal of the ratings then assigned to the Notes by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                  (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

                  (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to the Rating Agencies at the time of the issuance of such agreements, as evidenced by a signed writing delivered by each Rating Agency;

                  (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

                  (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long-term ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such series), or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Notes by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                  (ix) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each Rating Agency rating such fund or such lower rating as shall not result in a change in the rating then assigned to the Notes by each Rating Agency as evidenced by a signed writing delivered by each Rating Agency, including funds for which the Indenture Trustee, the Servicer or any of their Affiliates is investment manager or adviser;

                  (x) short-term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each applicable Rating Agency in their respective highest applicable rating category or such lower rating as shall not result in a change in the rating then specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as shall not result in the downgrading or withdrawal of the ratings then assigned to the Notes by the Rating Agencies as evidenced by a signed writing delivered by each Rating Agency; and

                  (xi) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to the Insurer and the Rating Agencies as shall not result in the downgrading or withdrawal of the ratings then assigned to the Notes by the Rating Agencies as evidenced by a signed writing delivered by each Rating Agency;

                  provided, that no such instrument shall be a Permitted Investment if (i) such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) such instrument would require the Issuer to register as an investment company under the Investment Company Act of 1940, as amended or (iii) the rating of such instrument contains a "t" or "r" notation therein.

                  Eligible Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller, with the consent of the Insurer, for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or, in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), equal to or less than the Principal Balance of the Defective Mortgage Loan as of the Issue Date; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 4.00% in excess of the Loan Rate of such Defective Mortgage Loan;
(iii) have a Loan Rate based on the same Index as the Defective Mortgage Loan with adjustments to such Loan Rate made on the same date on which the Defective Mortgage Loan's interest rate adjusts; (iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than 100 basis points higher than the Margin for the Defective Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the Defective Mortgage Loan at the time such Mortgage Loan was transferred to the Trust; (vi) have a remaining term to maturity not more than 120 months earlier and not more than 180 months later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Sale and Servicing Agreement (deemed to be made as of the date of substitution);
(viii) have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (ix) have a Credit Score greater than or equal to the Credit Score of the Defective Mortgage Loan at the time such Mortgage Loan was transferred to the Trust.

                  ERISA: Employee Retirement Income Security Act of 1974, as amended.

                  Event of Default:

         (a) a default in the payment of any interest on the Notes when the same becomes due and payable and the continuance of such default for a period of five Business Days or a failure to pay the entire principal of any Note when the same becomes due and payable under the Indenture or on the Final Scheduled Payment Date;

         (b) failure of the Issuer to observe or perform in any material respect any other covenants or agreements of the Issuer set forth in the Sale and Servicing Agreement, the Insurance Agreement or the Indenture, as applicable, which failure continues unremedied for a period of 60 days after an Authorized Officer of the Issuer has obtained actual knowledge thereof or written notice of such failure has been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Insurer;

         (c) any representation or warranty made by the Issuer in the Sale and Servicing Agreement, the Indenture or the Insurance Agreement, as applicable, proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after an Authorized Officer of the Issuer has obtained actual knowledge thereof or written notice there of has been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Insurer, and as a result of which the interests of the Noteholders or the Insurer are materially and adversely affected;

         (d) the Issuer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of the Issuer's property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Issuer and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; or the Issuer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; and

         (e) a draw is made on the Policy in respect of interest on the Notes.

                  Event of Servicing Termination: As defined in Section 10.1 of the Master Servicing Agreement.

                  Excess Cashflow: With respect to any Payment Date, the Available Funds for such Payment Date which remain on deposit in the Distribution Account after taking into account the distributions listed in clauses (i) through (viii) of Section 8.7(b) of the Indenture on such Payment Date.

                  Exchange Act: The Securities Exchange Act of 1934, as amended.

                  FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

                  Final Scheduled Payment Date: For the Notes, the Payment Date in December 2014, whereby the Noteholders shall be entitled to receive payment of all accrued and unpaid interest and principal in an amount equal to the respective Outstanding Note Principal Balance and any accrued and unpaid interest thereon.

                  Foreclosure Profit: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Principal Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the last day in the related Collection Period) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

                  Form 10-K Certification: As defined in Section 3.04 of the Sale and Servicing Agreement.

                  Formula Note Rate: With respect to any Interest Accrual Period, (x) with respect to any Payment Date which occurs on or prior to the first Clean-Up Call Date, LIBOR plus 0.23% per annum and (y) for any Payment Date after the first Clean-Up Call Date, LIBOR plus 0.46% per annum.

                  GAAP: Generally accepted accounting principles, consistently applied.

                  Grant: Mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  Gross Margin: As to any Mortgage Loans, the percentage set forth as the "Gross Margin" for such Mortgage Loans on Exhibit A to the Sale and Servicing Agreement.

                  Holder or Noteholder: With respect to the Notes, any Holder of a Note whose name is registered on the Note Register.

                  Indebtedness: With respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of funding vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

                  Indemnification Agreement: The Indemnification Agreement dated as of June 29, 2004, by and among the Insurer and Morgan Stanley & Co. Incorporated, as underwriter.

                  Indenture: The Indenture dated as of June 1, 2004, by and between the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

                  Indenture Trustee: Wells Fargo Bank, N.A., a national banking association, not in its individual capacity but as indenture trustee under the Indenture, or any successor indenture trustee under the Indenture.

                  Indenture Trustee Expense Limit: $200,000 per year until the third anniversary of the Closing Date and, thereafter, $150,000 per year; provided that such limit shall not apply to the expenses set forth in Section 6.7(b) of the Indenture to the extent expressly so stated therein.

                  Indenture Trustee Fee: With respect to any Payment Date, the product of (i) one-twelfth of the Indenture Trustee Fee Rate and (ii) the aggregate Principal Balance of the Mortgage Loans on the first day of the Collection Period preceding such Payment Date (or at the Issue Date with respect to the first Payment Date).

                  Indenture Trustee Fee Rate: 0.015% per annum.

                  Indenture Trustee Issuer Secured Obligations: All amounts and obligations which the Issuer may at any time owe to the Indenture Trustee for the benefit of the Noteholders under the Indenture or the Notes.

                  Independent: When used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

                  Independent Certificate: A certificate, verification report or opinion to be delivered to the Indenture Trustee and the Insurer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, prepared by an Independent appraiser or other expert appointed pursuant to an Issuer Order and approved by the Indenture Trustee and the Insurer in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

                  Index: With respect to each Interest Rate Adjustment Date for a Mortgage Loan, the highest Prime Rate or "base rate" as published in the "Money Rates" table of The Wall Street Journal as of the last business day of the previous Billing Cycle.

                  Initial Pool Balance: $317,044,081.98.

                  Insurance Agreement: The Insurance Agreement, dated as of June 29, 2004, by and among the Insurer, the Servicer, the Depositor, the Seller and the Indenture Trustee.

                  Insurance Policy: Any hazard, title or primary mortgage insurance policy relating to a Mortgage Loan, but shall not include the Policy.

                  Insurance Proceeds: Proceeds paid by any insurer (other than the Insurer) pursuant to any Insurance Policy covering a Mortgage Loan, or amounts required to be paid by the Servicer pursuant to Section 4.09 of the Master Servicing Agreement, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

                  Insured Amount: As defined in the Policy with respect to the Notes and as of any Payment Date

                  Insured Payment: As defined in the Policy with respect to the Notes.

                  Insurer: Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation, and any successor thereto.

                  Insurer Default: The occurrence and continuance of any of (i) the failure by the Insurer to make a payment required under the Policy in accordance with the terms thereof, (ii) the voluntary or involuntary filing of a petition or other invocation of the process of any court or government authority for the purpose of commencing or sustaining a case under any federal or state bankruptcy, insolvency or similar law against the Insurer or (iii) the appointing of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Insurer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Insurer.

                  Insurer Issuer Secured Obligations: All amounts and obligations which the Issuer may at any time owe to or on behalf of the Insurer under the Indenture, the Insurance Agreement or any other Basic Document.

                  Interest Accrual Period: With respect to any Payment Date, the period from and including the prior Payment Date (or, in the case of the July 2004 Payment Date, from and including the Closing Date) to, but excluding, the current Payment Date, with interest being computed on the basis of the actual number of days in such Interest Accrual Period and a 360-day year.

                  Interest Collections: With respect to any Payment Date, the sum of (a) all payments by or on behalf of Mortgagors and any other amounts constituting interest collected by the Servicer under the related Mortgage Loans during the related Collection Period, the portion of Net Liquidation Proceeds and Insurance Proceeds allocated to interest pursuant to the terms of the related Credit Line Agreement (excluding the fees or late charges or similar administrative fees paid by Mortgagors), less the related Servicing Fee for the related Collection Period and (b) the interest portion of (i) the Loan Purchase Price for any Mortgage Loan repurchased by the Seller during the related Collection Period and (ii) the Redemption Price in connection with any optional redemption of the Notes during the related Collection Period. The terms of the related Credit Line Agreement shall determine the portion of each payment in respect of such Mortgage Loan that constitutes principal or interest.

                  Interest Determination Date: (i) With respect to any Interest Accrual Period (other than the initial Interest Accrual Period), the second LIBOR Business Day preceding the first day of such Interest Accrual Period and
(ii) with respect to the initial Interest Accrual Period, the second LIBOR Business Day preceding the Closing Date.

                  Interest Payment Amount: With respect to the Notes and any Payment Date, (x) the Note Rate applicable to such Payment Date multiplied by
(y) the Outstanding Amount immediately prior to such Payment Date multiplied by
(z) a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360.

                  Interest Rate Adjustment Date: With respect to each Mortgage Loan, any date on which the Loan Rate is adjusted in accordance with the related Credit Line Agreement.

                  Interest Settlement Rates: Those rates which are displayed on the Designated Telerate Page.

                  Issue Date: The close of business on June 15, 2004

                  Issue Date Principal Balance: With respect to any Mortgage Loan, the unpaid Principal Balance thereof as of the Issue Date.

                  Issuer or Trust: Sequoia HELOC Trust 2004-1, a Delaware statutory trust, until a successor, if any, replaces it and, thereafter, such successor.

                  Issuer Order and Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

                  Issuer Secured Obligations: The Insurer Issuer Secured Obligations and the Indenture Trustee Issuer Secured Obligations.

                  Issuer Secured Parties: Each of the Indenture Trustee in respect of the Indenture Trustee Issuer Secured Obligations and the Insurer in respect of the Insurer Issuer Secured Obligations.

                  Late Payment Rate: For any Payment Date, the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (ii) the then applicable highest rate of interest on the Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

                  LIBOR: With respect to any Interest Accrual Period, the rate determined by the Indenture Trustee on the related Interest Determination Date appearing on the Designated Telerate Page on that Interest Determination Date based on the Interest Settlement Rate for U.S. dollar deposits of one-month maturity set by the BBA as of the Interest Determination Date. If the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Indenture Trustee will obtain such rate from the Reuters Monitor Money Rates Service page "LIBOR01" or the Bloomberg L.P. page "BBAM." If such rate is not published for such Interest Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Indenture Trustee, with the prior written consent of the Insurer (but only if an Insurer Default shall not have occurred and be continuing), will designate an alternative index that has performed in a manner substantially similar to the BBA's Interest Settlement Rate.

                  LIBOR Business Day: Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

                  Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 5.02 of the Sale and Servicing Agreement shall not be deemed to constitute a Lien.

                  Lifetime Rate Cap: With respect to each Mortgage Loan with respect to which the related Credit Line Agreement provides for a lifetime rate cap, the maximum Loan Rate permitted over the life of such Mortgage Loan under the terms of the related Credit Line Agreement previously delivered to the Indenture Trustee.

                  Liquidated Mortgage Loan: As to any Payment Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified in the Master Servicing Agreement, as of the end of the related Collection Period, that all Liquidation Proceeds which it expects to recover with respect to the disposition of such Mortgage Loan or the related REO have been recovered.

                  Liquidation Expenses: Out-of-pocket expenses (exclusive of overhead) which are incurred by the Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any Insurance Policy, including, without limitation, legal fees and expenses, any unreimbursed amount expended pursuant to the Master Servicing Agreement (including, without limitation, amounts advanced to correct defaults on any mortgage loan which is senior to such Mortgage Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Mortgage Loan) respecting the related Mortgage Loan and any related and unreimbursed expenditures with respect to real estate property taxes, water or sewer taxes, condominium association dues, property restoration or preservation or insurance against casualty, loss or damage.

                  Liquidation Loss Amounts: With respect to any Payment Date and Mortgage Loan that became a Liquidated Mortgage Loan during the related Collection Period, the unrecovered portion of the related Principal Balance thereof at the end of such Collection Period, after giving effect to the Net Liquidation Proceeds applied in reduction of such Principal Balance.

                  Liquidation Proceeds: Proceeds (including Insurance Proceeds) received in connection with the liquidation of any Mortgage Loan or related REO, whether through trustee's sale, condemnation, foreclosure sale or otherwise, other than Subsequent Recoveries.

                  Loan Purchase Price: With respect to any Mortgage Loan purchased from the Trust pursuant to Section 2.03 or Section 2.05 of the Sale and Servicing Agreement, an amount equal to the sum of (i) 100% of the Principal Balance of such Mortgage Loan as of the date of purchase, (ii) one month's interest on the outstanding Principal Balance of such Mortgage Loan as of the beginning of the preceding Collection Period computed at the related Loan Rate less the Servicing Fee, (iii) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law and (iv) without duplication, the aggregate amount of all delinquent interest, all advances made by the Servicer and not subsequently recovered from the related Mortgage Loan and any Reimbursement Amount related to such Mortgage Loan.

                  Loan Rate: With respect to any Mortgage Loan and as of any day, the per annum rate of interest applicable under the related Credit Line Agreement to the calculation of interest for such day on the Principal Balance of such Mortgage Loan.

                  Managed Amortization Period: With respect to the Notes, the period commencing on the first Payment Date and ending on the earlier to occur of (x) the June 2011 Payment Date and (y) the first Payment Date following the occurrence of a Rapid Amortization Event with respect to the Notes.

                  Management Agreement: The Management Agreement dated as of the Closing Date by and between the Issuer and Redwood Trust, Inc., as manager.

                  Manager: Redwood Trust, Inc., as manager under the Management Agreement.

                  Margin: With respect to each Mortgage Loan, the fixed percentage amount set forth in the related Credit Line Agreement which amount is added to the Prime Rate in accordance with the terms of the related Credit Line Agreement to determine the Loan Rate for such Mortgage Loan, subject to any maximum.

                  Master Mortgage Loan Purchase Agreement: The Master Mortgage Loan Purchase Agreement dated as of May 1, 2004, by and between the Seller and Morgan Stanley Dean Witter Credit Corporation, as modified by the related Acknowledgments.

                  Master Servicing Agreement: The Master Servicing Agreement dated as of May 1, 2004, by and between the Seller and the Servicer, as modified by the related Acknowledgments.

                  Material Adverse Change: A material adverse change in (i) the business, results of operations or properties of the Servicer or (ii) the ability of the Servicer to perform its obligations under the Sale and Servicing Agreement.

                  Maximum Principal Payment: With respect to the Notes and (i) any Payment Date during the Managed Amortization Period, the Net Principal Collections and (ii) any Payment Date during the Rapid Amortization Period, 100% of the Principal Collections relating to such Payment Date.

                  Maximum Rate: With respect to the Notes and as to any Interest Accrual Period, the fraction, expressed as a per annum rate, the numerator of which is the aggregate amount of interest due on the Mortgage Loans for such Payment Date, net of (i) the Servicing Fee for such Payment Date, (ii) the Indenture Trustee Fee for such Payment Date, (iii) the Owner Trustee Fee for such Payment Date; (iv) the Premium Amount payable to the Insurer for such Payment Date and (v) after the Payment Date in December 2004, additional minimum excess interest at a rate equal to 0.25% per annum of the Outstanding Amount of the Notes (calculated based on a 360-day year made up of twelve 30-day months), and the denominator of which is the sum of the Outstanding Amount and the Additional Balance Contributed Amount for such Payment Date, multiplied by a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Interest Accrual Period.

                  With respect to the Class L Certificates and as to any Interest Accrual Period, the fraction, expressed as a per annum rate, the numerator of which is the aggregate amount of interest due on the Mortgage Loans for such Payment Date, net of (i) the Servicing Fee for such Payment Date, (ii) the Indenture Trustee Fee for such Payment Date, (iii) the Owner Trustee Fee for such Payment Date; (iv) the Premium Amount payable to the Insurer for such Payment Date and (v) after the Payment Date in December 2004, additional minimum excess interest at a rate equal to 0.25% per annum of the Outstanding Amount of the Notes (calculated based on a 360-day year made up of twelve 30-day months), and the denominator of which is the sum of the Outstanding Amount and the Additional Balance Contributed Amount (or, during the Rapid Amortization Period for purposes of Section 4.11 of the Trust Agreement, the Class Principal Balance of the Class L Certificates) for such Payment Date, multiplied by a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Interest Accrual Period.

                  MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

                  MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

                  MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

                  Minimum Monthly Payment: With respect to any Mortgage Loan and any month, the minimum amount required to be paid by the related Mortgagor in that month.

                  Moody's: Moody's Investors Service, Inc., or its successor in interest.

                  Mortgage: The mortgage, deed of trust or other instrument creating a junior lien on an estate in fee simple interest in real property securing a Credit Line Agreement.

                  Mortgage File: The mortgage documents listed in Section 2.01(c) to the Sale and Servicing Agreement pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to the Sale and Servicing Agreement.

                  Mortgage Loan Purchase and Sale Agreement: The Mortgage Loan Purchase and Sale Agreement dated as of the Closing Date, by and between the Seller and the Depositor.

                  Mortgage Loan Schedule: With respect to any date, the schedule of Mortgage Loans included in the Trust on such date. The schedule of Mortgage Loans as of the Cut-Off Date is the schedule set forth in Exhibit A to the Sale and Servicing Agreement, which schedule sets forth as to each such Mortgage Loan, to the extent applicable, (i) the Issue Date Principal Balance, (ii) the Credit Limit, (iii) the Gross Margin, (iv) the Lifetime Rate Cap, (v) the account number, (vi) the current Loan Rate, (vii) the Combined Loan-to-Value Ratio, (viii) a code specifying the property type, (ix) a code specifying documentation type and (x) a code specifying lien position. The Mortgage Loan Schedule will be deemed to be amended from time to time to reflect Additional Balances and Eligible Substitute Mortgage Loans.

                  Mortgage Loans: The mortgage loans consisting solely of adjustable-rate home equity revolving credit line loans under the Credit Line Agreements, including any Additional Balances with respect thereto, that are transferred to the Trust and assigned to the Indenture Trustee pursuant to Sections 2.01 of the Sale and Servicing Agreement, together with the Related

Documents, exclusive of mortgage loans that are retransferred to the Seller from time to time pursuant to Sections 2.03 or 2.05 of the Sale and Servicing Agreement as from time to time are held as a part of the Trust. The Mortgage Loans originally so held are identified in the Mortgage Loan Schedule delivered on the Closing Date. The Mortgage Loans shall also include any Eligible Substitute Mortgage Loans substituted by the Seller for a Defective Mortgage Loan pursuant to Sections 2.03 and 2.05 of the Sale and Servicing Agreement.

                  Mortgaged Property: The underlying property, including any real property and improvements thereon, securing a Mortgage Loan.

                  Mortgagor:  The obligor on a Credit Line Agreement.

                  Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses; provided, that Net Liquidation Proceeds shall not be an amount less than zero.

                  Net Principal Collections: The excess of (x) Principal Collections over (y) the sum of (A) the aggregate amount of all Additional Balances arising during the related Collection Period plus (B) the Class L Principal Distribution Amount; provided, however, that in no event will Net Principal Collections be less than zero with respect to any Payment Date.

                  Note: Any Note designated as a "HELOC Asset-Backed Note, Series 2004-1" on the face thereof in substantially the form of Exhibit A-1 to the Indenture.

                  Note Owner: With respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, with respect to a Definitive Note, the registered owner of such Definitive Note.

                  Note Paying Agent: The Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in
Section 6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

                  Note Principal Balance: With respect the Notes and as of any time of determination, the Original Note Principal Balance, less any amounts actually distributed as principal to the Notes on all prior Payment Dates.

                  Note Rate: (A) For the first Interest Accrual Period, 1.56% and (B) for any Interest Accrual Period thereafter, the lesser of the Formula Note Rate and the Maximum Rate.

                  Note Register: As defined in Section 2.3 of the Indenture.

                  Note Registrar: As defined in Section 2.3 of the Indenture.

                  Offering Document: The prospectus supplement dated June 22, 2004 and prospectus dated June 10, 2004 relating to the Notes.

                  Officer's Certificate: A certificate signed by any Authorized Officer of a Person that complies with the applicable requirements of Section
11.1 of the Indenture.

                  Opinion of Counsel: One or more opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer and, if addressed to the Insurer, satisfactory to such party, and which shall comply with any applicable requirements of Section 11.1 of the Indenture, and if addressed to the Insurer, shall be satisfactory to such party; provided, that any opinion relating to matters of federal, state or local taxation must be provided by independent, outside counsel.

                  Optional Redemption Holder: The Holders of the majority interest in the Class O Certificates or the holder of the Class C Interest, as set forth in Section 7.01(b) of the Sale and Servicing Agreement.

                  Original Note Principal Balance:  $317,044,000.

                  Original Pool Balance:  $317,044,081.98.

                  Outstanding: As of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

                           (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

                           (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Note Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee); and

                           (iii) Notes in exchange for or in lieu of other Notes that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that Notes which have been paid with proceeds of the Policy shall continue to remain Outstanding for purposes of the Indenture until the Insurer has been paid as subrogee under the Insurance Agreement or the Insurer has been reimbursed pursuant to the Insurance Agreement, as evidenced by a written notice from the Insurer delivered to the Indenture Trustee, and the Insurer shall be deemed to be the Holder thereof to the extent of any payments thereon made by the Insurer; provided, further, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as

Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons.

                  Outstanding Amount: With respect to any date of determination and the Notes, the aggregate Note Principal Balance of Notes outstanding as of such date of determination.

                  Overcollateralization Amount: With respect to the Notes and as of any Payment Date, the excess, if any, of (x) the Pool Balance as of such Payment Date less the Additional Balance Contributed Amount as of such Payment Date (after application of any principal payments on such date) over (y) the Outstanding Amount as of such Payment Date (after taking into account any reductions to such Outstanding Amount resulting from payments made pursuant to clauses (vi) and (vii) of Section 8.7(b) of the Indenture on such Payment Date).

                  Overcollateralization Deficiency Amount: With respect to the Notes and any Payment Date, the excess, if any, of (i) the Specified Overcollateralization Amount applicable to such Payment Date over (ii) the Overcollateralization Amount applicable to such Payment Date.

                  Overcollateralization Deficit: With respect to the Notes and any Payment Date, the amount, if any, by which (a) the Outstanding Amount, after taking into account the payment to the Noteholders of all principal from all sources other than the Policy on such Payment Date exceeds (b) the Pool Balance less the Additional Balance Contributed Amount as of such Payment Date.

                  Overcollateralization Reduction Amount: With respect any Payment Date, the excess, if any, of (x) the Overcollateralization Amount over
(y) the Specified Overcollateralization Amount assuming that the Maximum Principal Payment had been distributed to the Noteholders on such Payment Date.

                  Owner Trustee: Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

                  Owner Trustee Fee: An initial and annual fee which is separately agreed to between the Depositor and the Owner Trustee and is payable to the Owner Trustee; provided that the Owner Trustee Fee shall be paid by the Issuer only to the extent not timely paid by the Depositor; provided, further, that, if the Owner Trustee Fee is paid by the Issuer, the annual portion thereof shall not exceed $5,000 per year.

                  Payment Date: The twentieth day of each month, or if such day is not a Business Day, then the next Business Day, beginning in the month immediately following the Closing Date.

                  Percentage Interest: As to any Note, the percentage obtained by dividing the principal denomination of such Note by the aggregate of the principal denominations of all Notes. As to any Residual Certificate, the percentage set forth on the face of such Residual Certificate.

                  Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  Policy: The certificate guaranty insurance policy No. AB0777BE and any endorsement thereto, with respect to the Notes, dated June 29, 2004, issued by the Insurer to the Indenture Trustee for the benefit of the Noteholders.

                  Policy Payment Account: As defined in Section 8.5(c) of the Indenture.

                  Pool: The pool of Mortgage Loans held by the Issuer including any Eligible Substitute Mortgage Loan delivered in the replacement thereof.

                  Pool Balance: With respect to any date, the aggregate of the Principal Balances of all of the Mortgage Loans as of such date.

                  Pool Delinquency Rate: With respect to any Collection Period, the fraction, expressed as a percentage, equal to (x) the aggregate Principal Balances of all Mortgage Loans that are 60 or more days delinquent (including all foreclosures and REO properties) as of the close of business on the last day of such Collection Period over (y) the Pool Balance as of the close of business on the last day of such Collection Period.

                  Pool Factor: A seven-digit decimal which the Servicer shall compute monthly expressing the Note Principal Balance of the Notes as of each Payment Date (after giving effect to any distribution of principal on such Payment Date) as a proportion of the Original Note Principal Balance of the Notes. On the Closing Date, the Pool Factor for the Notes will be 1.0000000. Thereafter, the Pool Factor for the Notes shall decline to reflect reductions in the related Note Principal Balance resulting from distributions of principal to the Notes.

                  Pool Loss Rate: With respect to any Collection Period, the fraction, expressed as a percentage, equal to (x) the aggregate amount of Realized Loss as of the close of business on the last day of such Collection Period over (y) the Pool Balance as of the close of business on the last day of such Collection Period.

                  Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same interest as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.4 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  Preference Amount:  As defined in the Policy.

                  Preference Claim: As defined in Section 5.13(b) of the Indenture.

                  Premium Amount: With respect to the Notes and as to any Payment Date, the product of (x) the Premium Percentage, (y) the Outstanding Amount after giving effect to any distributions of principal to be made on such Payment Date and (z) the fraction, expressed as a percentage, the numerator of which is the number of days elapsed from the last Payment Date to the related Payment Date and the denominator of which is 360.

                  Premium Percentage: As defined in the Insurance Agreement.

                  Prime Rate: The interest rate entitled "Prime Rate" in the published Money Rates table of The Wall Street Journal.

                  Principal Balance: As of any date and with respect to any Mortgage Loan other than a Liquidated Mortgage Loan, and as of any date, the related Issue Date Principal Balance, plus (i) any Additional Balance in respect of such Mortgage Loan, minus (ii) all collections credited as principal against the principal balance of any such Mortgage Loan in accordance with the related Credit Line Agreement prior to such date of determination. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan immediately prior to the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.

                  Principal Collections: With respect to any Payment Date, the sum of (a) all payments by or on behalf of Mortgagors and any other amounts constituting principal, Substitution Amounts, any Subsequent Recoveries and any portion of Insurance Proceeds, Net Liquidation Proceeds or amounts to be deposited to the Distribution Account pursuant to Section 7.01 of the Sale and Servicing Agreement that are applicable to principal, in each case as allocable to principal of the applicable Mortgage Loan, but excluding Foreclosure Profits) collected by the Servicer under the related Mortgage Loans during the related Collection Period and (b) the principal portion of (i) the Loan Purchase Price for any Mortgage Loan repurchased by the Seller during the related Collection Period and (ii) the Redemption Price in connection with any optional redemption of the Notes during the related Collection Period. The terms of the related Credit Line Agreement shall determine the portion of each payment in respect of a Mortgage Loan that constitutes principal or interest.

                  Principal Payment Amount: With respect to the Notes and on any Payment Date, the excess, if any, of (x) the Maximum Principal Payment over (y) the Overcollateralization Reduction Amount except that, on the Final Scheduled Payment Date, the Principal Payment Amount shall be the Outstanding Amount of the Notes.

                  Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

                  Purchase and Servicing Agreements: The Master Mortgage Loan Purchase Agreement and the Master Servicing Agreement, collectively.

                  Purchase Price: With respect to any Additional Balance, at least 100% of the principal balance of such Additional Balance.

                  Rapid Amortization Event: Any of those "Rapid Amortization Events" described in Section 12.1 of the Indenture.

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

                  Rapid Amortization Period: With respect to the Notes, the period which immediately follows the end of the Managed Amortization Period.

                  Rating Agency: Each of Moody's and Standard & Poor's. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Depositor and the Insurer, notice of which designation shall be given to the Indenture Trustee. References in any Basic Document to the highest short term unsecured rating category of a Rating Agency shall means A-1+ or better in the case of Standard & Poor's and P1 or better in the case of Moody's, and in the case of any other Rating Agency shall mean the ratings such other Rating Agency deems equivalent to the foregoing ratings. References in any Basic Document to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's, and in the case of any other Rating Agency, the rating such other Rating Agency deems equivalent to the foregoing ratings.

                  Realized Loss Allocated Amount: With respect to any Payment Date, an amount equal to Realized Losses on the Mortgage Loans incurred during the prior Collection Period multiplied by a fraction the numerator of which is the Class Principal Balance of the Class L Certificates immediately prior to such Payment Date and the denominator of which is the sum of the Class Principal Balances of the Class L and Class O Certificates immediately prior to such Payment Date.

                  Realized Losses: For any Payment Date will equal the positive difference between (i) the Principal Balances of all Mortgage Loans that were liquidated during the related Collection Period and (ii) the principal portion of Net Liquidation Proceeds of such Mortgage Loans.

                  Recordation Event: Any of (i) the long-term senior unsecured debt rating of Morgan Stanley Dean Witter Credit Corporation (or any successor in interest thereto) no longer being rated at least "BBB-" by Standard & Poor's and "Baa3" by Moody's, (ii) the resignation of Morgan Stanley Dean Witter Credit Corporation, as Servicer, (iii) the occurrence of an Event of Servicing Termination, or (iv) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Issuer; provided, that any Recordation Event may be waived by the Insurer by its providing written notice of such waiver to the Servicer and the Indenture Trustee; and (v) at the written request of the Insurer to the Indenture Trustee to record Assignments of Mortgages because the Insurer has determined, in the exercise of its reasonable judgment, that such recordation is necessary to protect the Insurer's interest with respect to such Mortgage Loans because (a) a Material Adverse Change with respect to the Servicer has occurred,
(b) the Insurer has been so advised by counsel as a result of a change that occurred after the Closing Date in applicable law or the interpretation thereof or (c) with respect to a particular Mortgage Loan, the insolvency of the related Mortgagor.

                  Record Date: With respect to the Notes, the Business Day immediately preceding the related Payment Date; provided, however, that following the date on which Definitive Notes are available, the Record Date for the Notes shall be the last Business Day of the calendar month preceding the month in which the related Payment Date occurs.

                  Redemption Date: In the case of the redemption of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by the Optional Redemption Holder pursuant to Section 7.01(b) of the Sale and Servicing Agreement.

                  Redemption Price: In the case of a redemption of the Notes pursuant to Section 10.1 of the Indenture, an amount equal to the sum of (i) the unpaid principal amount of the then Outstanding Amount of the Notes, plus accrued and unpaid interest thereon to but excluding the Redemption Date, (ii) any outstanding Reimbursement Amount, (iii) except as specified in Section 10.1 of the Indenture in connection with the purchase of the Notes without purchase of the Trust Property and except as otherwise consented to by the Holders of the Class L Certificates in writing, the Class Principal Balance of the Class L Certificates and any accrued and unpaid interest thereon at the Contribution Rate and (iv) in the case of a redemption of the Notes by the holder of the Class C Interest in connection with the purchase of the Trust Property, the Class Principal Balance of the Class O Certificates and any Interest Collections payable to the Holders of the Class O Notes on the Payment Date coinciding with the Redemption Date (including any such amounts accrued and unpaid from any prior Payment Date) (unless the Holders of the Class O Certificates otherwise consent in writing).

                  Reimbursement Amount: As of any Payment Date with respect to the Notes, the sum of (x)(i) all Insured Payments made pursuant to the Policy by the Insurer and in each case not previously repaid to the Insurer pursuant to
Section 8.7(b)(viii) of the Indenture, plus (ii) interest accrued on each such payment made pursuant to the Policy not previously repaid calculated at the Late Payment Rate from the date the Indenture Trustee received the related Insured Payments and (y)(i) any other amounts then due and owing to the Insurer under the Insurance Agreement, plus (ii) interest on such amounts at the Late Payment Rate.

                  Related Documents: As defined in Section 2.01(c) of the Sale and Servicing Agreement.

                  Relief Act Shortfall: Shortfalls in interest collections resulting from the application of the Servicemembers Civil Relief Act or similar state laws.

                  REO: A Mortgaged Property acquired by the Servicer or any sub-servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

                  Residual Certificates: As defined in Section 1.1 of the Trust Agreement.

                  Residual Certificateholder or Certificateholder or Holder of Residual Certificate: As defined in Section 1.1 of the Trust Agreement.

                  Responsible Officer: When used with respect to the Indenture Trustee, any Vice President, Assistant Vice President, Trust Officer, Assistant Secretary, and, also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the Indenture and when used with respect to the Owner Trustee, any officer of the Owner Trustee at its Corporate Trust Office who has direct responsibility for the administration of the Trust Agreement, and, also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the Trust Agreement.

                  SAIF: The Savings Association Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of the Indenture, the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

                  Sale and Servicing Agreement: The Sale and Servicing Agreement, dated as of June 1, 2004, by and among the Seller, the Issuer, the Depositor, the Servicer and the Indenture Trustee, as the same may be amended or supplemented from time to time.

                  SEC: The Securities and Exchange Commission and any successor thereto.

                  Seller: RWT Holdings, Inc., a Delaware corporation.

                  Servicer: Morgan Stanley Dean Witter Credit Corporation, a Delaware corporation, any successor thereto and, after its termination or resignation as Servicer, any successor.

                  Servicing Certificate: The certificate given by the Servicer to the Indenture Trustee with respect to each Payment Date as provided in the Master Servicing Agreement.

                  Servicing Fee: The fee paid to the Servicer pursuant to the Master Servicing Agreement.

                  Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loan whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee (with a copy to the Insurer) by the Servicer on the Closing Date, as such list may be amended from time to time.

                  Six Month Rolling Delinquency Rate: As of any Payment Date beginning with the sixth Payment Date, a number equal to the average of the related Pool Delinquency Rates for each of the six immediately preceding Collection Periods.

                  Specified Overcollateralization Amount: With respect to any Payment Date, the amount equal to the greatest of: (I) (i) prior to the Stepdown Date, 1.25% of the Initial Pool Balance and (ii) on or after the Stepdown Date the lesser of (x) 1.25% of the Initial Pool Balance and (y) 2.50% of the Pool Balance as of the current Payment Date; (II) 0.50% of the Initial Pool Balance;
(III) the lesser of (a) the aggregate Principal Balance of the Mortgages Loans with the three largest Principal Balances immediately prior to such Payment Date and (b) 0.75% of the Original Pool Balance; and (IV) two times the positive difference between (x) 50% of the aggregate Principal Balance of all Mortgage Loans that are 60 or more days delinquent (including all foreclosures and REO properties) as of the close of business on the last day of the related Collection Period and (y) five times the Excess Cashflow for the related Collection Period.

                  Notwithstanding the foregoing, if with respect to any Payment Date on or after the Stepdown Date (i) the aggregate cumulative Liquidation Loss Amounts as a percentage of the Initial Pool Balance exceed the following percentages on the specified Payment Dates,

Payment Dates                         Percentage
-------------                         ----------
31st - 48th                           1.50%
49th - 60th                           2.00%
61st +                                2.50%

or (ii) the Six Month Rolling Delinquency Rate for such Payment Date is greater than or equal to 4.00%, clause (I)(ii)(y) shall not apply.

                  Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

                  Stepdown Date: With respect to the Notes, the later to occur of (a) the January 2007 Payment Date and (b) the first Payment Date on which the Pool Balance has been reduced to 50% or less of the Original Pool Balance.

                  Subsequent Recoveries: With respect to any Payment Date and any Mortgage Loan that becomes a Liquidated Mortgage Loan prior to the Collection Period relating to such Payment Date, all amounts received in respect of principal on such Liquidated Mortgage Loan for such Payment Date, net of reimbursable expenses in respect thereof.

                  Substitute Cut-Off Date: With respect to any Eligible Substitute Mortgage Loan, the opening of business on the first day of the calendar month in which such Eligible Substitute Mortgage Loan is conveyed to the Trust.

                  Substitution Amounts: In connection with the delivery of any Eligible Substitute Mortgage Loan, if the outstanding principal amount of such Eligible Substitute Mortgage Loan as of the applicable Substitute Cut-Off Date is less than the related Principal Balance of the Mortgage Loan being replaced as of such Substitute Cut-Off Date, an amount equal to such difference together with accrued and unpaid interest on such amount calculated at the Loan Rate net of the Servicing Fee, if any, of the Mortgage Loan being replaced.

                  Termination Date: The latest of (i) the termination of the Policy and the return of the Policy to the Insurer for cancellation, (ii) the date on which the Insurer shall have received all amounts due and owing to the Insurer under the Insurance Agreement and (iii) the date on which the Indenture Trustee shall have received payment and performance of all Indenture Trustee Issuer Secured Obligations.

                  Transfer Date: With respect to each Eligible Substitute Mortgage Loan, the date on which such Eligible Substitute Mortgage Loan shall have been transferred to the Trust.

                  Trust Agreement: The Trust Agreement, dated as of June 1, 2004, by and between the Depositor and the Owner Trustee, as the same may be amended and supplemented from time to time.

                  Trust Property: All property and proceeds conveyed pursuant to
Section 2.01 of the Sale and Servicing Agreement, and certain other rights under that Agreement.

                  UCC: Unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.